EXHIBIT 99.2



                                MASTER AGREEMENT

                                   DATED AS OF

                                  MAY 17, 1998

                                  BY AND AMONG

              THE SELLERS SET FORTH ON THE SIGNATURE PAGES HERETO;

                RICHARD G. SCHNEIDMAN, AS DESIGNATED STOCKHOLDER;

                                       AND

                       JOURNAL REGISTER COMPANY, AS BUYER

                                TABLE OF CONTENTS


                                                                         PAGE


ARTICLE I            Certain Definitions.............................      2



ARTICLE II           Sale of Stock; Closing; Certain Other Matters....    10

   Section 2.1       Purchase and Sale................................    10

   Section 2.2       Time and Place of Closing........................    11

   Section 2.3       Purchase Price Adjustment........................    11



ARTICLE III          Representations and Warranties Relating to
                     the Company......................................    15

   Section 3.1       Incorporation; Authorization, Etc................    15

   Section 3.2       Capitalization...................................    17

   Section 3.3       Assets...........................................    18

   Section 3.4       Interests of Certain Persons.....................    18

   Section 3.5       Ordinary Course..................................    19

   Section 3.6       Litigation.......................................    19

   Section 3.7       Labor Relations..................................    19

   Section 3.8       Environmental Compliance.........................    20

   Section 3.9       Title to Properties and Assets...................    22

   Section 3.10      Financial Statements.............................    23

   Section 3.11      Absence of Undisclosed Liabilities...............    24

   Section 3.12      Compliance with Applicable Laws..................    24

   Section 3.13      Employee Benefit Plans...........................    24

   Section 3.14      Taxes............................................    27

   Section 3.15      Material Contracts...............................    27

   Section 3.16      Copyrights, Trademarks and Other Proprietary
                     Rights...........................................    28

   Section 3.17      Inventories......................................    29

   Section 3.18      Circulation and Advertising......................    29

   Section 3.19      Subscription List...............................     30

   Section 3.20      Accounts Receivable.............................     30

   Section 3.21      Insurance.......................................     30

   Section 3.22      Territorial Restrictions........................     30

   Section 3.23      Brokers, Finders, Etc...........................     31



ARTICLE IV           Representations and Warranties of Buyer.........     31

   Section 4.1       Authority.......................................     31

   Section 4.2       Shares..........................................     32

   Section 4.3       Brokers.........................................     32

   Section 4.4       Litigation......................................     32

ARTICLE V            Covenants of Sellers and Buyer..................    32

   Section 5.1       Investigation of Business.......................    32

   Section 5.2       Obtaining Consents..............................    33

   Section 5.3       Conduct of Business............................     33

   Section 5.4       Certain Liabilities............................     36

   Section 5.5       Employee Benefits..............................     36

   Section 5.6       Sellers' Access to Records....................      38

   Section 5.7       Estate Tax Liens..............................      38

   Section 5.8       Other Seller Transactions.....................      38

   Section 5.9       Releases; Non-Competition.....................      39

   Section 5.10      Certain Beneficiaries.........................      40

   Section 5.11      Certain Real Estate Transactions..............      40

   Section 5.12      Payments to Employees.........................      40

   Section 5.13      Certain Documents and Proceedings.............      40

   Section 5.14      Financing.....................................      41

   Section 5.15      Workmen's Compensation........................      41



ARTICLE VI           Conditions to Buyer's Obligations.............      41



ARTICLE VII          Conditions to Sellers' Obligations............      44



ARTICLE VIII        Termination, Amendment and
                    Modification....................................     44

   Section 8.1      Termination.....................................     44

   Section 8.2      Amendment and Modification......................     45

   Section 8.3      Actions of Affiliates...........................     45



ARTICLE IX          Indemnification.................................     45



ARTICLE X           Tax Matters and Tax Indemnification.............     51

   Section 10.1     Liability for Taxes.............................     51

   Section 10.2     Tax Returns.....................................     54

   Section 10.3     Tax Contests....................................     55

   Section 10.4     Assistance and Cooperation......................     57

   Section 10.5     Adjustment to Purchase Price....................     57

   Section 10.6     Survival of Obligations.........................     57

   Section 10.7     Section 338 Election; Allocation Schedule.......     57

   Section 10.8     Resolution of Disagreements Among Principal
                    Stockholders and Buyer..........................     58

   Section 10.9     Tax Sharing Agreements..........................     58

   Section 10.10    Information.....................................     58

   Section 10.11    Definitions.....................................     59

ARTICLE XI   Miscellaneous..........................................     60

   Section 11.1     Counterparts....................................     60

   Section 11.2.    Governing Law; Consent to Jurisdiction..........     60

   Section 11.3     Entire Agreement................................     60

   Section 11.4     Expenses........................................     61

   Section 11.5     Specific Performance............................     61

   Section 11.6     Interpretation..................................     61

   Section 11.7     Successors and Assigns..........................     61

   Section 11.8     No Third-Party Beneficiaries....................     61

   Section 11.9     Notices.........................................     61

   Section 11.10    Designated Stockholder..........................     63

   Section 11.11    Additional Sellers, If Any......................     63

   Section 11.12    Further Assurances..............................     63

   Section 11.13    Effect of Headings..............................     63

   Section 11.14    Duplicative Payments............................     63



Annex A             Principal Stockholders


Annex B             Other Stockholders


Annex C             Form of Letter of Credit


Annex D             Form of Refunding Agreement and Guaranty


Annex E             Form of Opinion of Sellers' Counsel


Annex F             Form of Irrevocable Power of Attorney

                                MASTER AGREEMENT

         MASTER AGREEMENT (the "Agreement"), dated as of May 17, 1998, by and among each of the persons listed on Annex A hereto (the "Principal Stockholders"), each of the persons listed on Annex B hereto (the "Other Stockholders" and collectively with the Principal Stockholders, the "Sellers" and each of the Sellers, individually, a "Seller"), Richard G. Schneidman, as Designated Stockholder, and Journal Register Company, a Delaware corporation ("Buyer").

         WHEREAS, Buyer desires to cause an affiliate to purchase from Sellers, and Sellers desire to sell to an affiliate of Buyer, all of the shares of outstanding capital stock of Mark I Communications, Inc., a Delaware corporation (the "Company," and such stock purchase, the "Mark I Purchase"), consisting of
(i) 97,609 shares of Class A Common Stock, par value $.01 per share ("Class A Shares"), (ii) 51,541 shares of Class B Common Stock, par value $.01 per share ("Class B Shares"), (iii) 25,397 shares of Class C Common Stock, par value $.01 per share ("Class C Shares") and (iv) 40,000 shares of Class D Common Stock, par value $.01 per share ("Class D Shares" and, together with the Class A Shares, Class B Shares and Class C Shares (in each case, less any shares redeemed pursuant to Section 5.8(c)) (the "Mark I Shares");

         WHEREAS, concurrently with the consummation of the Mark I Purchase, Buyer desires to cause an affiliate to purchase from Sellers, and Sellers desire to sell to an affiliate of Buyer, all of the shares of outstanding capital stock of Mark Goodson Enterprises, Ltd., a New York corporation ("MGE," and such purchase, the "MGE Purchase"), consisting of 92.5 shares of Class A Common Stock, without par value (the "MGE Shares");

         WHEREAS, on the business day prior to the consummation of the Mark I Purchase, Buyer desires to cause an affiliate to purchase from entities indirectly owned by Sellers, and Sellers desire to cause their indirect subsidiaries to sell to an affiliate of Buyer, all of the shares of outstanding capital stock of the following subsidiaries of Mark I: Acme Newspapers, Inc. ("Acme," such shares, the "Acme Shares," and such purchase, the "Acme Purchase"); Massillon Newspapers, Inc. ("Massillon," such shares, the "Massillon Shares," and such purchase, the "Massillon Purchase"); and Oneida Publications, Inc. ("Oneida," such shares, the "Oneida Shares," and such purchase, the "Oneida Purchase"), it being the intent of Buyer and Sellers to make an election pursuant to Section 338(h)(10) of the Code (as hereinafter defined) with respect to the Acme Purchase, the Massillon Purchase and the Oneida Purchase;

         WHEREAS, Buyer and Sellers have entered into, or caused their affiliates to enter into, five separate stock purchase agreements (collectively, the "Purchase Agreements") with respect to the Mark I Purchase, the MGE Purchase, the Acme Purchase, the Massillon Purchase and the Oneida Purchase (collectively, the "Stock Purchases"); and

         WHEREAS, Buyer and Sellers desire to set forth in this Agreement certain purchase price adjustment provisions, representations and warranties, covenants, indemnification provisions, closing conditions, and other provisions applicable to the purchase and sale transactions contemplated by each of the Purchase Agreements;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                               Certain Definitions

         As used in this Agreement each of the following terms shall have the following respective meanings:

          Section 1.1. "Accounts Receivable" shall have the meaning set forth in Section 3.20.

          Section 1.2.  "Acme" shall have the meaning set forth in the Recitals.

          Section 1.3. "Acme Purchase" shall have the meaning set forth in the Recitals.

          Section 1.4. "Acme Shares" shall have the meaning set forth in the Recitals.

          Section 1.5.  "Acme Tax" shall have the meaning set forth in
Section 10.1(a).

          Section 1.6. "Affiliate" or "affiliate" shall mean, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

          Section 1.7. "Aggregate Collected Accounts Receivable" shall have the meaning set forth in Section 2.3(g).

          Section 1.8. "Agreement" shall have the meaning set forth in the Preamble.

          Section 1.9. "Allocation Schedule" shall have the meaning set forth in Section 10.7(a).

          Section 1.10. "Alternate Transactions" shall have the meaning set forth in Section 5.8(a).

          Section 1.11. "Balance Sheets" shall have the meaning set forth in Section 3.10(b).

          Section 1.12.  "Basket" shall have the meaning set forth in
Section 9.1(c).

          Section 1.13. "Beneficiaries" shall have the meaning set forth in Section 5.10.

          Section 1.14. "Business" shall mean the business of owning and operating the Newspapers.

          Section 1.15. "Business Employee" shall mean an individual who is, as of the Closing, actively employed by any Company Subsidiary, or is on leave of absence with the right to return to such employment.

          Section 1.16. "Business-Only Plans" shall have the meaning set forth in Section 3.13(a).

          Section 1.17. "Buyer" shall have the meaning set forth in the Preamble.

          Section 1.18. "Buyer Credit Agreement" shall have the meaning set forth in Section 4.1(a).

          Section 1.19. "Buyer Damages" shall have the meaning set forth in Section 9.1(b).

          Section 1.20. "Buyer Indemnitees" shall have the meaning set forth in Section 9.1(b).

          Section 1.21. "Carryback Refund" shall have the meaning set forth in Section 10.1(b).

          Section 1.22.  "Claims" shall have the meaning set forth in
Section 9.1(g).

          Section 1.23. "Class A Shares" shall have the meaning set forth in the Recitals.

          Section 1.24. "Class B Shares" shall have the meaning set forth in the Recitals.

          Section 1.25. "Class C Shares" shall have the meaning set forth in the Recitals.

          Section 1.26. "Class D Shares" shall have the meaning set forth in the Recitals.

          Section 1.27. "Closing" shall mean the consummation of the transactions contemplated by the Purchase Agreements in accordance with the terms and upon the conditions set forth herein.

          Section 1.28. "Closing Date" shall have the meaning set forth in
Section 2.2.

          Section 1.29. "Closing Date Collected Accounts Receivable" shall have the meaning set forth in Section 2.3(g).

          Section 1.30. "Closing Date Net Accounts Receivable" shall have the meaning set forth in Section 2.3(g).

          Section 1.31. "Closing Date Purchase Price" shall have the meaning set forth in Section 2.3(b).

          Section 1.32. "Closing Date Statement" shall have the meaning set forth in Section 2.3(a).

          Section 1.33. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          Section 1.34. "Company" shall have the meaning set forth in the Recitals.

          Section 1.35. "Company Affiliated Group" shall have the meaning set forth in Section 3.14(a).

          Section 1.36. "Company-Sponsored Plan" shall have the meaning set forth in Section 5.5(c).

          Section 1.37. "Company Subsidiaries and Company Subsidiary" shall have the meaning set forth in Section 3.2(a).

          Section 1.38. "Company's knowledge" shall have the meaning set forth in Section 11.6.

          Section 1.39. "Confidentiality Agreement" shall have the meaning set forth in Section 8.1(c).

          Section 1.40. "Controlled Group Liability" shall mean any and all liabilities (i) under Title IV of ERISA (as hereinafter defined), (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, Business-Only Plans and Overlapping Plans.

          Section 1.41. "Controlling Party" shall have the meaning set forth in Section 10.11(a).

          Section 1.42. "Covered Benefit Employees" shall have the meaning set forth in Section 5.5(b).

          Section 1.43. "Covered Benefits" shall have the meaning set forth in Section 5.5(b).

          Section 1.44. "Disclosure Schedule" shall have the meaning set forth in Section 3.1(b).

          Section 1.45. "Employee Benefit Plan" shall mean any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.


          Section 1.46 "Environmental Laws" shall have the meaning set forth in Section 3.8(a).

          Section 1.47. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

          Section 1.48. "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          Section 1.49. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          Section 1.50. "Excluded Taxes" shall have the meaning set forth in Section 10.1(a).

          Section 1.51. "Executing Party" shall have the meaning set forth in Section 3.1(d).

          Section 1.52.   "Final Date" shall have the meaning set forth in
Section 8.1(a).

          Section 1.53. "Final Determination" shall have the meaning set forth in Section 10.11(b).

          Section 1.54. "Final Post-Closing Statement" shall have the meaning set forth in Section 2.3(d).

          Section 1.55. "Final Purchase Price" shall have the meaning set forth in Section 2.3(e).

          Section 1.56. "Financial Statements" shall have the meaning set forth in Section 3.10(b).

          Section 1.57. "Former Business Employee" shall mean an individual who is not a Business Employee but was, at any time before the Closing Date, actively employed by a

Company Subsidiary, and whose last active employment with the Company or any of its subsidiaries was with a Company Subsidiary.

          Section 1.58.     "GAAP" shall have the meaning set forth in
Section 2.3(a).

          Section 1.59.     "GNG" shall have the meaning set forth in
Section 5.5(b).

          Section 1.60. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          Section 1.61.     "HSR Act" shall have the meaning set forth in
Section 3.1(e).

          Section 1.62. "Indemnified Party" shall have the meaning set forth in Section 9.1(g).

          Section 1.63. "Indemnifying Party" shall have the meaning set forth in Section 9.1(g).

          Section 1.64.     "Injunction" shall have the meaning set forth in
Section 6.1(b).

          Section 1.65. "Intellectual Property" shall have the meaning set forth in Section 3.16(a).

          Section 1.66.     "IRS" shall mean the Internal Revenue Service.

          Section 1.67. "knowledge of the Company" shall have the meaning set forth in Section 11.6.

          Section 1.68. "Letter of Credit" shall have the meaning set forth in Section 2.1(a).

          Section 1.69.     "Liens" shall have the meaning set forth in
Section 3.9.

          Section 1.70. "Mark I Purchase" shall have the meaning set forth in the Recitals.

          Section 1.71. "Mark I Shares" shall have the meaning set forth in the Recitals.

          Section 1.72.     "Marks" shall have the meaning set forth in
Section 3.16(a).

          Section 1.73. "Massillon" shall have the meaning set forth in the Recitals.

          Section 1.74. "Massillon Purchase" shall have the meaning set forth in the Recitals.

          Section 1.75. "Massillon Shares" shall have the meaning set forth in the Recitals.

          Section 1.76. "Material Adverse Effect" shall mean a material adverse effect upon the businesses, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, provided that any rise in newsprint costs shall not be deemed to constitute a Material Adverse Effect.

          Section 1.77. "Material Contracts" shall have the meaning set forth in Section 3.15.

          Section 1.78. "MGE" shall have the meaning set forth in the Recitals.

          Section 1.79. "MGE Purchase" shall have the meaning set forth in the Recitals.

          Section 1.80. "MGE Shares" shall have the meaning set forth in the Recitals.

          Section 1.81. A "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          Section 1.82. "Multiple Employer Plan" shall have the meaning set forth in Section 3.13(f).

          Section 1.83. "Neutral Auditors" shall have the meaning set forth in Section 2.3(d).

          Section 1.84. "Newspapers" shall mean collectively, the News of Delaware County, Main Line Times, Germantown Courier, Mount Airy Times Express, Daily Times, Sunday Times, Times Extra, The Daily Freeman, The Independent, Quality Time, Oneida Daily Dispatch, Oneida Pennysaver, Chitenango Pennysaver, The Mercury, U.S. Express, Tri-County Market Place, The Penny Pincher, Town Talk Newspapers and various editions of the foregoing newspapers, as well as any related publications published by the publisher of each such newspaper, including, but not limited to, printed and electronic versions of any of the foregoing, as well as the mastheads of all of the foregoing.

          Section 1.85. "Non-Business Plans" shall have the meaning set forth in Section 3.13(a).

          Section 1.86. "Non-Competition Agreement" shall have the meaning set forth in Section 5.9.

          Section 1.87. "Noncontrolling Party" shall have the meaning set forth in Section 10.11(c).

          Section 1.88. "Oneida" shall have the meaning set forth in the Recitals.

          Section 1.89. "Oneida Purchase" shall have the meaning set forth in the Recitals.

          Section 1.90. "Oneida Shares" shall have the meaning set forth in the Recitals.

          Section 1.91. "Operating Reporting Packages" shall have the meaning set forth in Section 3.10(a).

          Section 1.92.   "Order" shall have the meaning set forth in
Section 6.1(b).

          Section 1.93. "Other Stockholders" shall have the meaning set forth in the Preamble.

          Section 1.94. "Other Subsidiaries" shall mean any subsidiaries or former subsidiaries of the Company that are not Company Subsidiaries.

          Section 1.95. "Other Transactions" shall have the meaning set forth in Section 5.8(a).

          Section 1.96. "Overlapping Plans" shall have the meaning set forth in Section 3.13(a).

          Section 1.97. "Permitted Liens" shall have the meaning set forth in Section 3.9.

          Section 1.98. "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act).

          Section 1.99. "Plan" shall mean any Employee Benefit Plan other than a Multiemployer Plan.

          Section 1.100. "Post-Closing Period" shall have the meaning set forth in Section 10.1(a).

          Section 1.101. "Post-Closing Statement" shall have the meaning set forth in Section 2.3(c).

          Section 1.102. "Post-Closing Taxable Period" shall have the meaning set forth in Section 10.11(d).

          Section 1.103. "Potential Withdrawal Liability" shall have the meaning set forth in Section 5.5(e).

          Section 1.104. "Pre-Closing Audits" shall have the meaning set forth in Section 5.1.

          Section 1.105. "Pre-Closing Period" shall have the meaning set forth in Section 10.1(a).

          Section 1.106. "Pre-Closing Taxable Period" shall have the meaning set forth in Section 10.11(e).

          Section 1.107. "Principal Stockholders" shall have the meaning set forth in the Preamble.

          Section 1.108. "Principal Stockholders' Claim Period" shall have the meaning set forth in Section 9.1(a).

          Section 1.109. "Prior Seller Payments" shall have the meaning set forth in Section 10.1(e).

          Section 1.110. "Purchase Agreements" shall have the meaning set forth in the Recitals.

          Section 1.111. "Qualified Plans" shall have the meaning set forth in Section 3.13(c).

          Section 1.112. "Refunding Agreement" shall have the meaning set forth in Section 5.10.

          Section 1.113.  "Releases" shall have the meaning set forth in
Section 5.9.

          Section 1.114. "Required Consents" shall have the meaning set forth in Section 3.1(e).

          Section 1.115. "Resolution Period" shall have the meaning set forth in Section 2.3(c).

          Section 1.116. "Seller" and "Sellers" shall have the meaning set forth in the Preamble.

          Section 1.117. "Seller Damages" shall have the meaning set forth in Section 9.1(d).

          Section 1.118.  "Seller Group" shall have the meaning set forth in
Section 3.4.

          Section 1.119. "Seller Indemnitees" shall have the meaning set forth in Section 9.1(d).

          Section 1.120. "Shares" shall mean, collectively, the Mark I Shares, the MGE Shares, the Acme Shares, the Massillon Shares and the Oneida Shares.

          Section 1.121. "Stock Purchases" shall have the meaning set forth in the Recitals.

          Section 1.122. "Straddle Period" shall have the meaning set forth in Section 10.11(f).

          Section 1.123. "Tax Attributes" shall have the meaning set forth in Section 10.1(f).

          Section 1.124.  "Tax Claim" shall have the meaning set forth in
Section 10.11(h).

          Section 1.125.  "Tax Package" shall have the meaning set forth in
Section 10.2(g).

          Section 1.126.  "Tax Return" shall have the meaning set forth in
Section 10.11(i).

          Section 1.127.  "Taxes" shall have the meaning set forth in
Section 10.11(j).

          Section 1.128.  "VEBA" shall have the meaning set forth in
Section 3.13(c).

          Section 1.129. "VEBA Benefits" shall have the meaning set forth in Section 3.13(c).

          Section 1.130. "Warburg Pincus" shall have the meaning set forth in Section 2.3(d).

          Section 1.131.  "WARN Act" shall have the meaning set forth in
Section 3.7.

          Section 1.132. "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.


                                   ARTICLE II

                  Sale of Stock; Closing; Certain Other Matters

          Section 2.1. Purchase and Sale. (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein and in the Purchase Agreements, on the Closing Date, Sellers will sell or cause to be sold, and Buyer will purchase or cause to be purchased, the Shares. The aggregate purchase price for the Shares, as set forth in the several Purchase Agreements, shall be the Closing Date Purchase Price, subject to further adjustment pursuant to
Section 2.3. At the Closing, Buyer shall deliver the Closing Date Purchase Price by wire transfer of the Closing Date Purchase Price to accounts designated in writing by Sellers at least three business days prior to the Closing. Sellers shall deliver to Buyer at the closing a letter of credit from a major money center bank in the amount of $10,000,000 substantially in the form attached as Annex C hereto (the "Letter of Credit").

          (b) At the Closing, Sellers shall deliver or cause to be delivered certificates representing all of the Shares, with appropriate stock powers attached, properly signed, together with evidence of payment of any applicable stock transfer taxes, all in form and substance reasonably satisfactory to Buyer and Buyer's counsel.

          Section 2.2. Time and Place of Closing. The parties hereto agree that the Closing shall occur on the date that is the later of (i) the 45th day following the date hereof (or, if such date is not a business day, the first business day thereafter) and (ii) the second business day following the day on which the conditions to consummation of each of the Stock Purchases have been satisfied or waived; provided, however, that if, as of such date, the Other Transactions have not been consummated, the Closing shall occur on the date that is the earlier of (i) the Final Date (or, if such date is not a business day, the first business day prior to the Final Date) and (ii) the first business day following the date on which the Other Transactions or the Alternate Transactions have been consummated. Notwithstanding the foregoing, it is specifically understood by the parties to this Agreement that "Closing Date" with respect to the Acme Purchase, the Massillon Purchase, and the Oneida Purchase shall mean the date immediately preceding the date determined by the foregoing provisions of this Section 2.2. The Closing shall take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, or at such other place or time as Buyer and the Designated Stockholder may agree upon in writing.

          Section 2.3. Purchase Price Adjustment. (a) Sellers shall deliver to Buyer, four business days prior to the Closing Date, a statement (the "Closing Date Statement") setting forth, as of the Closing Date (and after giving effect to the transactions contemplated by Section 5.4 and Section 5.8), the Company's estimated (i) total current assets and (ii) total liabilities, in each case calculated in accordance with United States generally accepted accounting principles ("GAAP") applicable in the preparation of a balance sheet, consistently applied, including provisions for all liabilities relating to post-retirement benefits and separation payments, including, but not limited to those benefits for former employees listed on Section 3.13(h) of the Disclosure Schedule, and including the employer share of taxes and employee benefits related thereto. Such statement shall exclude any income tax asset or liability. The Closing Date Statement delivered on such date shall be accompanied by a certificate of the Chief Financial Officer of the Company stating that, to the best knowledge of such individual, after due inquiry, the Closing Date Statement is accurate in all material respects. The Closing Date Statement shall be used to calculate the Closing Date Purchase Price pursuant to Section 2.3(b). Neither the assets of the VEBA nor any liabilities assumed by Sellers and the Other Subsidiaries pursuant to the last sentence of Section 5.5(c) shall be included in any calculation made under this Section 2.3.

          (b) The "Closing Date Purchase Price" paid to Sellers on the Closing Date shall be an amount in cash equal to $300,000,000, as further (i) increased dollar for dollar to the extent that (x) the Company's total current assets exceed (y) the Company's total liabilities or (ii) de-creased dollar for dollar to the extent that (x) the Company's total liabilities exceed (y) the Company's total current assets, calculated in each case as of the Closing Date, and in each case as presented on the Closing Date Statement pursuant to Section 2.3(a).

          (c) As soon as practicable, but in no event later than 60 business days following the Closing Date, Buyer shall cause the Company to prepare a statement (the "Post-Closing Statement") setting forth, as of the Closing Date, the Company's actual total current assets and actual total liabilities. The Post-Closing Statement shall be prepared in a manner consistent with the requirements of Section 2.3(a) with respect to preparation of the Closing Date Statement. The Designated Stockholder shall be permitted to select up to three representatives, including accountants or financial advisors, and Buyer shall use reasonable efforts to permit such representatives to participate in the preparation of the Post-Closing Statement. It is the intention of the parties that, by permitting such representatives to participate in the preparation of the Post-Closing Statement, Buyer and Sellers will have an opportunity to resolve any differences regarding such Post-Closing Statement on an accelerated basis, provided, however, that determinations regarding the initial Post-Closing Statement delivered to the Designated Stockholder shall be made by Buyer in its sole discretion. Buyer shall deliver a copy of the Post-Closing Statement to the Designated Stockholder promptly after it has been prepared. After receipt of the Post-Closing Statement, the Designated Stockholder shall have 30 days to review the Post-Closing Statement, together with the work papers used in the preparation thereof. The Designated Stockholder and its authorized representatives shall have full access to all relevant books and records and employees of the Company, during regular business hours, to the extent required to complete its review of the Post-Closing Statement. Unless the Designated Stockholder delivers written notice to Buyer on or prior to the 30th day after the Designated Stockholder's receipt of the Post-Closing Statement specifying in reasonable detail all disputed items and the basis therefor, Sellers shall be deemed to have accepted and agreed to the Post-Closing Statement, and any further adjustment to the Closing Date Purchase Price, to the extent required, shall be made in accordance with Section 2.3(e). If the Designated Stockholder so notifies the Buyer of its objection to the Post-Closing Statement, Buyer and the Designated Stockholder shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (d) At the end of the Resolution Period, if the Designated Stockholder and Buyer cannot resolve all remaining differences, then all amounts remaining in dispute shall be submitted to Deloitte & Touche LLP (or, if such firm is unwilling or unable to serve by virtue of a conflict or otherwise, to KPMG Peat Marwick, LLP) (the "Neutral Auditors"), which shall make a determination as to the Company's total current assets and total liabilities as of the Closing Date based upon (i) all items which are not disputed and (ii) the Neutral Auditors' determination as to all disputed items. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by the Principal Stockholders and Buyer. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by the Designated Stockholder and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 business days following expiration of the Resolution Period, shall be set forth in a written statement delivered to Sellers and Buyer and shall be final, binding and conclusive. The term "Final Post-Closing Statement," as hereinafter used, shall mean the definitive Post-Closing Statement agreed to by Buyer and the Designated Stockholder in accordance with Section 2.3(c) or the definitive Post-Closing Statement resulting from the determinations made by the Neutral Auditors in accordance with this Section 2.3(d) (in addition to those items theretofore agreed to by the Designated Stockholder and Buyer). Buyer represents and warrants that neither it nor its affiliates has any significant business relationship with either Deloitte & Touche LLP or KPMG Peat Marwick, LLP, provided, however, that for purposes of such representation, Warburg, Pincus Capital Company, L.P., Warburg, Pincus Capital Partners Liquidation Trust and Warburg, Pincus Investors, L.P. (collectively, "Warburg Pincus"), but not their respective affiliates, shall be deemed affiliates of Buyer for purposes of this paragraph. The Principal Stockholders hereby represent and warrant that no Seller has a significant business relationship with either Deloitte & Touche LLP or KPMG Peat Marwick LLP. The parties hereto agree that neither they nor their affiliates shall engage in any significant business relationship with either Deloitte & Touche LLP or KPMG Peat Marwick LLP until the Final Post-Closing Statement has been agreed to and delivered. Notwithstanding anything to the contrary contained herein, in the event the then existing Neutral Auditor has had any significant business relationship with the Buyer, Sellers, or Warburg Pincus within two years of the date they are requested to resolve any issue under this Agreement, including, but not limited to, pursuant to Article X of this Agreement, the Buyer and the Designated Stockholder shall promptly choose a new nationally recognized accounting firm which has not had a significant business relationship with any of the Sellers, Buyer or Warburg Pincus within such two year period to serve as the Neutral Auditor.

          (e) The sum, as of the Closing Date, of (i) $300,000,000, plus (ii) the Company's total current assets, minus (iii) the Company's total liabilities, based, in each case, upon the Final Post-Closing Statement, is hereinafter referred to as the "Final Purchase Price." Promptly after the Final Post-Closing Statement has been agreed upon, (i) Buyer shall pay to Sellers an amount in cash equal to the excess, if any, of the Final Purchase Price over the Closing Date Purchase Price, (ii) Sellers shall pay to Buyer an amount in cash equal to the excess, if any, of the Closing Date Purchase Price over the Final Purchase Price, or (iii) if the Closing Date Purchase Price and the Final Purchase Price are identical, no further payment shall be made pursuant to this Section 2.3(e). Any payment by Buyer or Sellers pursuant to clause (i) or (ii) of the preceding sentence shall bear interest from (and including) the Closing Date through the date of payment at the publicly announced prime interest rate of the Chase Manhattan Bank in effect from time to time for unsecured short-term commercial loans from the Closing Date to (and including) the date immediately preceding the date of such payment. Any adjustments to the Closing Date Purchase Price made pursuant to this Section 2.3(e) shall be paid by wire transfer in immediately available funds to an account specified by the party to whom such payment is owed within five business days after the Final Post-Closing Statement is agreed to by Buyer and the Designated Stockholder.

          (f) For purposes of this Section 2.3, the Closing Date Statement, the Post-Closing Statement and the Final Post-Closing Statement, and all calculations relating thereto, shall be prepared as though MGE were a Company Subsidiary of the Company, and in calculating any amounts, the "Company" shall mean the Company and the Company Subsidiaries, and furthermore, all calculations shall be made on a combined basis for the Company and the Company Subsidiaries, and all such calculations shall include normal year-end adjustments. For purposes of the calculations made pursuant to this
Section 2.3, inventories shall be presented net of LIFO reserves in an amount not less than $107,000, which $107,000 must be a reduction to inventory for purposes of GAAP accountings.

          (g) The parties agree that the Company's total Accounts Receivable set forth on the Final Post-Closing Statement minus total reserves for bad debts relating to Accounts Receivable set forth on the Final Post-Closing Statement shall be referred to herein as the "Closing Date Net Accounts Receivable." The parties agree that subject to the last sentence of this Section 2.3(g), 140 days after the Closing the Buyer will notify the Designated Stockholder as to the amount of (x) the Company's Accounts Receivable shown on the Final Post-Closing Statement which have been collected by the 120th day after the Closing (the "Closing Date Collected Accounts Receivable") plus (y) any Company Accounts Receivable which were written off by the Company as uncollectible bad debts prior to the Closing but which are collected by the Company on or after the Closing and prior to the 120th day after the Closing minus (z) all credit adjustments, including, but not limited to, make-goods, rebates, cash discounts, write-offs and commissions which were applied to the Company's Accounts Receivable existing on the Final Post-Closing Statement (collectively, (x) plus
(y) minus (z) shall be referred to as the "Aggregate Collected Accounts Receivable"). To the extent the Aggregate Collected Accounts Receivable exceed the Closing Date Net Accounts Receivable, Buyer shall promptly reimburse the Sellers for such excess amount in immediately available funds. To the extent the Aggregate Collected Accounts Receivable are less than the Closing Date Net Accounts Receivable, the Principal Stockholders shall promptly reimburse the Buyer for such shortfall in immediately available funds. In the event the Final Post-Closing Statement is not completed 140 days after the Closing Date, Buyer and the Designated Stockholder agree that the provisions of this Section 2.3(g) will be implemented 10 days after the Final Post-Closing Statement is completed and not 140 days after the Closing Date. Interest shall be paid on such payment at Chase's prime rate from the Closing Date to the day the payment is made hereunder.


                                   ARTICLE III

             Representations and Warranties Relating to the Company

          For purposes of the representations and warranties contained in this
Article III, unless expressly provided to the contrary, representations concerning the Company are deemed not to include any representations concerning subsidiaries of the Company to the extent they do not hold assets, and to the extent they are not subject to liabilities, related primarily to the Business. For purposes of this Agreement, MGE shall be deemed to be a Company Subsidiary and any covenant, agreement or representation made by, concerning, or with respect to the Company or the Company Subsidiaries shall be deemed to include representations concerning or with respect to MGE. Each Principal Stockholder hereby represents and warrants, jointly and severally, to Buyer as follows:

          Section 3.1. Incorporation; Authorization, Etc. (a) The Company and each of the Company Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of the Company Subsidiaries (i) has full corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified, except where the failure to so qualify could not in the aggregate reasonably be expected to have a Material Adverse Effect.

          (b) The Company and each of its subsidiaries and Parent Enterprises, Inc. (whether or not such subsidiaries hold assets or are subject to liabilities relating to the Business) has full corporate or other power and authority to effect the transactions contemplated by this Agreement and each of the Purchase Agreements to which it is a party. The consummation of the transactions contemplated hereby and by the Purchase Agreements have been duly authorized and approved by all necessary corporate or other action on the part of the Company and each of its subsidiaries and Parent Enterprises, Inc. (whether or not such subsidiaries hold assets or are subject to liabilities relating to the Business). Except as set forth on Section 3.1(b) of the disclosure schedule delivered to Buyer by the Sellers on the date hereof (the "Disclosure Schedule"), the execution and delivery of this Agreement and each of the Purchase Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, violate, breach or conflict with any provision of, or constitute an event which (whether after the giving of notice or the passage of time or both) will result in a violation of or breach of, or result in the acceleration, termination or modification of, or entitle any party to accelerate, terminate or modify (whether after the giving of notice or the passage of time or both) any obligation under, or result in the imposition of or the creation of any Lien upon any of the assets or properties of the Company or any of the Company Subsidiaries or Parent Enterprises, Inc. pursuant to, any mortgage, Lien, lease, agreement, instrument, certificate of incorporation, by-law, deed of trust other organizational or governing document, order, arbitration award, judgment or decree to which the Company or any Company Subsidiary or Parent Enterprises, Inc. is a party or by which any such party or any of their respective properties or assets are bound, except for such violations, breaches, accelerations, terminations, modifications, creations or impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or which are cured, waived or terminated prior to the Closing Date.

          (c). Each Seller that is not a natural person (including, for such purpose, any person serving as a trustee, executor or in a similar capacity) is duly organized or created, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization. Each Seller has full power and authority to execute and deliver this Agreement and each of the Purchase Agreements to which it is a party and to perform its obligations under this Agreement and each of the Purchase Agreements to which it is a party. This Agreement and each of the Purchase Agreements is the legal, valid and binding obligation of each Seller party thereto, enforceable against each such person in accordance with its terms. The execution and delivery of this Agreement and each of the Purchase Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of each Seller party thereto, and no further actions or proceedings on the part of any Seller party thereto are necessary to authorize this Agreement or any of the Purchase Agreements. Except as set forth on Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement and each of the Purchase Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, violate, breach or conflict with any provision of, or constitute an event which (whether after the giving of notice or the passage of time or both) will result in a violation of or breach of, or result in the acceleration, termination or modification of, or entitle any party to accelerate, terminate or modify (whether after the giving of notice or the passage of time or both) any obligation under, or result in the imposition of any Lien upon any of the Shares pursuant to, any mortgage, Lien, lease, agreement, instrument, certificate of incorporation, by-law, deed of trust other organizational or governing document, order, arbitration award, judgment or degree to which any Seller is a party or by which any Seller or the properties or assets of any Seller are bound.

          (d) Each party executing a Purchase Agreement (other than Sellers, Buyer or affiliates of Buyer) (each, an "Executing Party") that is not a natural person (including, for such purpose, any person serving as a trustee, executor or in a similar capacity) is duly organized or created, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization. Each Executing Party has full power and authority to execute and deliver each of the Purchase Agreements to which it is a party and to perform its obligations under each of the Purchase Agreements to which it is a party. Each of the Purchase Agreements is the legal, valid and binding obligation of each Executing Party that is a party thereto, enforceable against each such person in accordance with its terms. The execution and delivery of each of the Purchase Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of each Executing Party that is a party thereto, and no further actions or proceedings on the part of any Executing Party that is a party thereto are necessary to authorize any of the Purchase Agreements. Except as set forth on
Section 3.1(c) of the Disclosure Schedule, the execution and delivery of each of the Purchase Agreements does not, and the consummation of the transactions contemplated thereby will not, violate, breach or conflict with any provision of, or constitute an event which (whether after the giving of notice or the passage of time or both) will result in a violation of or breach of, or result in the acceleration, termination or modification of, or entitle any party to accelerate, terminate or modify (whether after the giving of notice or the passage of time or both) any obligation under, or result in the imposition of any Lien upon any of the Shares pursuant to, any mortgage, Lien, lease, agreement, instrument, certificate of incorporation, by-law, deed of trust other organizational or governing document, order, arbitration award, judgment or degree to which any Executing Party is a party or by which any Executing Party or the properties or assets of any Executing Party are bound.

          (e) Section 3.1(e) of the Disclosure Schedule contains a complete list of all persons or parties, including Governmental Authorities, whose consents or approvals, or notices to whom (collectively, "Required Consents"), are required for the transactions contemplated hereunder, other than those the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby, other than with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (collectively, the "HSR Act").

          Section 3.2. Capitalization. (a) The Mark I Shares constitute all of the outstanding and issued capital stock of the Company. The MGE Shares constitute all of the outstanding and issued capital stock of MGE. All of the Mark I Shares and the MGE Shares are validly issued, fully paid and nonassessable, are free of preemptive rights (except such preemptive rights as are provided by law). As a result of the consummation of the Stock Purchases, Buyer shall become the sole owner of the Business and all outstanding Mark I Shares and MGE Shares. Section 3.2(a) of the Disclosure Schedule sets forth the name of each corporation or other entity in which, as of the Closing, the Company will own, directly or indirectly, 50% or more of the outstanding stock or other equity interests (each such entity and MGE, individually, a "Company Subsidiary," and collectively, together with MGE, the "Company Subsidiaries"), its jurisdiction of incorporation or organization, the number of shares of its capital stock or other equity interests of each class and the name of and number of shares owned by each holder of any such shares of capital stock or other equity interests. All of the issued and outstanding shares of capital stock or other equity interests of the Company Subsidiaries are validly issued, fully paid and nonassessable, and free of preemptive rights (except as may be required by law). There are no outstanding obligations, options, warrants or other rights of any kind (whether or not currently in effect) to acquire shares of capital stock or other equity interests of any of the Company Subsidiaries or any securities convertible into or exchangeable or exercisable for (whether or not such right of conversion exchange or exercise is currently in effect) any such capital stock or other equity interests. At the Closing, all of the shares of capital stock or other equity interests of each Company Subsidiary will be owned by the Company or by another Company Subsidiary (except for the MGE Shares, all of which shares are owned directly by the Estate of Mark Goodson or by an entity which is 100% owned directly by the Estate of Mark Goodson) and, except as set forth on Section 3.2 of the Disclosure Schedule, all of such shares are owned free and clear of any Liens. Except as set forth on Section 3.2(a) of the Disclosure Schedule, as of the Closing, neither the Company nor MGE will have any equity investment in any corporation, association (except the Associated Press or similar organizations), partnership, joint venture or other entity other than the Company Subsidiaries.

          (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule, each Seller's Shares are owned by such Seller and will, as of the Closing Date, be owned by such Seller, in each case, free and clear of any Liens. There are no outstanding obligations, options, warrants or other rights of any kind (whether or not currently in effect) to acquire shares of capital stock or other equity interests of the Company or any securities convertible into or exchangeable or exercisable for (whether or not such right of conversion, exchange or exercise is currently in effect) any such capital stock or other equity interests.

          Section 3.3. Assets. The assets reflected on the most recent Balance Sheet constitute all of the assets necessary in all material respects to own and operate the business of the Newspapers in a manner consistent with past practice. All of such assets are owned directly by the Company or the Company Subsidiaries and except for (i) the real property referred to in Section 5.11, which real property will be owned by the Company or a Company Subsidiary as of the Closing Date, (ii) leases of real property set forth on Section 3.15 of the Disclosure Schedule and (iii) changes to the current assets reflected on such Balance Sheet which shall have occurred in the ordinary course of business consistent with past practice, will be owned by the Company or the Company Subsidiaries as of the Closing Date.

          Section 3.4. Interests of Certain Persons. No shareholder, officer, director or trustee of any Seller, the Company or any Company Subsidiary, no Person with whom any such shareholder, officer, director or trustee has any direct or indirect relation by blood, marriage or adoption, and no affiliate or associate (as such term is defined in Rule 12b-2 promulgated under the Exchange
Act) of any such Person (collectively, the "Seller Group"), will have, upon consummation of the transactions contemplated by this Agreement, any material interest, directly or indirectly, in any asset of, or which relates, directly or indirectly, to the business or operations of the Company, any Company Subsidiary or the Newspapers. As of the Closing Date, no liability of the Company or any Company Subsidiary and no liability to which any assets of the Company or any Company Subsidiary will be subject or by which any of the foregoing will be bound will exist for the benefit of, directly or indirectly, any member of the Seller Group. Except as set forth on Section 3.4(a) of the Disclosure Schedule, as of the date hereof, no liability of the Company or any Company Subsidiary and no liability to which any assets of the Company or any Company Subsidiary is subject or by which any of the foregoing is bound exist for the benefit of, directly or indirectly, any member of the Seller Group. Except as set forth on
Section 3.4(b) of the Disclosure Schedule, as of the Closing Date, no liability of the Company or any Company Subsidiary and no liability to which any assets of the Company or any Company Subsidiary will be subject or by which any of the foregoing will be bound shall exist for the benefit of, directly or indirectly, any member of the Seller Group. Notwithstanding the foregoing, no member of the Seller Group shall be deemed to have an interest in any asset of the Company or a Company Subsidiary or a benefit of any liability of the Company or a Company Subsidiary as a result of such person's ownership of less than 5% of the voting stock of a publicly traded corporation.

          Section 3.5. Ordinary Course. Except as set forth on Section 3.5 or
5.8 of the Disclosure Schedule, since December 31, 1997, the Company has not, and neither Sellers nor any affiliate of any Seller has, directly or indirectly, caused the Company or any Company Subsidiary to (i) operate its businesses other than in the ordinary and usual course of business and in good faith, consistent with past practices, or (ii) take any action which, if taken after the date hereof, would constitute a breach of Section 5.3(a).

          Section 3.6. Litigation. Except as set forth on Section 3.6 of the Disclosure Schedule, there are not, in any court or before any arbitrator of any kind or before or by any Governmental Authority or non-governmental body, any actions, suits or proceedings, pending or, to the knowledge of the Company, threatened (nor, to the knowledge of the Company is there any basis therefor) against or in any other way relating to or affecting the Company or any Company Subsidiary, or the Business or the assets related thereto, except actions, suits or proceedings, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 3.7. Labor Relations. Except as set forth on Section 3.7 of the Disclosure Schedule and except for matters which could not reasonably be expected (other than in the case of clauses (ii), (iii) or (v) of this sentence, as to which clauses no materiality qualifier shall apply) to result in a Material Adverse Effect, (i) there is no labor strike, dispute, slowdown, picketing, hand billing or boycott actually pending, or threatened against or affecting the Company or any Company Subsidiary, and during the past three years there has not been any such action; (ii) there are no collective bargaining agreements, side letters or similar agreements between the Company or any Company Subsidiary and any labor organization; (iii) except for employees covered by the collective bargaining agreements set forth on Section 3.7 of the Disclosure Schedule, none of the employees of the Company or any Company Subsidiary is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any Company Subsidiary or of any question concerning representation regarding such employees; (iv) the Company and its subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and to the knowledge of the Company are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (v) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (vi) there is no grievance pursuant to the grievance procedure under any collective bargaining agreement or other grievance procedure; (vii) no charges with respect to or relating to the Company or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (viii) neither the Company nor any of its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress; and (ix) there are no complaints, lawsuits or other proceedings pending or, to the best knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Since January 1, 1989, there has not been (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its subsidiaries; nor has the Company or any Company Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 3.7 of the Disclosure Schedule, none of the employees of the Company or any of its subsidiaries has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement. Neither the Company nor any Company Subsidiary has entered into any contract, agreement or side letter with any union or other labor organization since March 1, 1998.

          Section 3.8.  Environmental Compliance.  Except as disclosed on
Section 3.8 of the Disclosure Schedule:

          (a) The Company and each Company Subsidiary has obtained all material permits, licenses and other authorizations which are required with respect to the operation of Company, the Company Subsidiaries and the Business under federal, state and local laws and regulations relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases or discharges of Hazardous Substances, Oils, Pollutants or Contaminants (as such terms are defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants (the "Environmental Laws"), except for the failure to have obtained such permits, licenses and other authorizations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The Company and each Company Subsidiary is in material compliance with all terms and conditions of the permits, licenses and authorizations required by the Environmental Laws, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending relating to the property or business of the Company or any Company Subsidiary or, to the best knowledge of the Company, threatened against the business or property of the Company or any Company Subsidiary relating in any way to the Environmental Laws or any code, plan, order, or decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except for such noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Neither the Company nor any Company Subsidiary has, and to the best knowledge of the Company no other person has, placed, stored, buried, released, dumped or disposed of any Hazardous Substances, Oils, Pollutants or Contaminants in quantities requiring investigation or cleanup under Environmental Laws in each case which have been produced by, or resulting from, any business, commercial or industrial activities, operations, or processes, on or beneath, the property of the Company or any Company Subsidiary, including, to the knowledge of the Company, former properties for which the Company or a subsidiary has retained or assumed liability either contractually or by operation of law, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company or such Company Subsidiary (which inventories and wastes, if any, were stored or disposed of in accordance with applicable laws and regulations and in a manner such that there was no material release of any such substances into the environment) or except for such placement, storage, burial, release dumping or disposal of such Hazardous Substances, Oils, Pollutants or Contaminants which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d) To the best knowledge of the Company, no cleanup has occurred at any property owned or operated by the Company or any Company Subsidiary, which could reasonably be expected to result in the assertion or creation of a Lien on such property by any Governmental Authority with respect thereto, nor has any such assertion of a Lien been made by any Governmental Authority with respect thereto.

          (e) Neither the Company nor any Company Subsidiary has received any notice from any Governmental Authority or private or public entity or individual seeking information in connection with or advising it that it is responsible for, or potentially responsible for, costs with respect to a release, a threatened release or clean-up of Hazardous Substances, Oils, Pollutants, or Contaminants generated, stored, treated, disposed of or transported by the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has entered into any agreement to the effect that it is or may be liable to any public or private entity or individual for the clean-up of any Hazardous Substances, Oils, Pollutants or Contaminants, except, in either case, for matters that have been fully resolved and as to which neither the Company nor any Company Subsidiary has any further potential liability.

          (f) To the knowledge of the Company, there is not at, on or in any property owned or operated by the Company or any Company Subsidiary, (i) any friable asbestos-containing material as defined by the Toxic Substances Control Act, as amended; (ii) any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment in concentrations that would impose regulatory obligations on the Company or any of the Company Subsidiaries, provided, that this representation does not include equipment that is neither owned nor operated by the Company or any of the Company Subsidiaries (including, without limitation, transformers owned by public utilities); or (iii) other than naturally occurring radioactive materials that are present at any property covered by this representation, such as radon, any radioactive material including, but not limited to, any source, special nuclear or byproduct material as defined in 42 U.S.C. ss. 2011 et seq., as amended or hereafter amended.

          (g) To the knowledge of the Company, there are no underground storage tanks or regulated surface impoundments at, on or in any property owned or operated by the Company or any Company Subsidiary, including any former property of the Company or a Company subsidiary for which the Company or a subsidiary has retained or assumed liability either contractually or by operation of law.

          (h) Notwithstanding the foregoing, to the knowledge of the Company, there has been no disposal or release of Hazardous Substances, Oils, Pollutants or Contaminants at the Kingston, New York property of the Business that requires investigation or cleanup pursuant to any Environmental Laws.

          (i) The representations and warranties set forth in this Section 3.8 are the sole and exclusive representations and warranties being made by Sellers in this Agreement with respect to environmental matters.

          Section 3.9. Title to Properties and Assets. Except as set forth in
Section 3.9(a) of the Disclosure Schedule, the Company and each Company Subsidiary has good title to all of the assets and properties which it purports to own, and such assets and properties are free and clear of all liens, easements, building and use restrictions, encumbrances, security interests, charges, pledges, mortgages, deeds of trust, deeds to secure debt, options or, to the best knowledge of the Company, any other adverse claims, restrictions or third party rights of any kind and nature whatsoever (collectively, "Liens") , except in each case for (i) Liens for Taxes which are not yet due and payable or which are being contested in good faith, (ii) statutory common law, builder, mechanic, warehouseman, materialmen, contractor, workmen, repairman, carrier or other Liens which do not interfere with the use by the Business of the assets relating thereto or (iii) encumbrances, easements, rights of way, restrictions, encroachments, conditions, covenants and other restrictions on the use of real property which do not interfere with the conduct of the Business in the ordinary course or materially impair the use or value of real property (collectively, "Permitted Liens"). Except as set forth in Section 3.9(b) of the Disclosure Schedule, there are no rights of tenants or parties in possession with respect to any real property owned by the Company or any Company Subsidiary. Except as set forth on Section 3.9(b) of the Disclosure Schedule, all leases of real property on which facilities operated by the Company and the Company Subsidiaries are situated, are valid and in full force and effect.

          Section 3.10. Financial Statements. Sellers have delivered to Buyer prior to the execution of this Agreement the following financial information, copies of which are set forth on Section 3.10 of the Disclosure Schedule:

          (a) Unaudited operating reporting packages for the Business (including balance sheet, profit and loss and departmental expenses), for the full years ended 1996 and 1995, for the months of February and March 1998, each month of calendar year 1997, and the month of December 1996, provided that each such reporting package also includes year-to-date cumulative information for the Business based upon a December 31 fiscal year (collectively, the "Operating Reporting Packages").

          (b) Unaudited combined and combining balance sheets of the Business at December 31, 1997, December 31, 1996, December 31, 1995 and March 31, 1998 (the "Balance Sheets") and profit and loss statements of the Business for the 12-month periods ended December 31, 1997, December 31, 1996 and December 31, 1995 and the three-month period ended March 31, 1998 (excluding footnotes) (collectively, the Balance Sheets and the profit and loss statements of the Business are referred to herein as the "Financial Statements").

No adjustments of the Financial Statements or the Operating Reporting Packages are required for a fair presentation of the results of operations and financial position of the Business in accordance with GAAP (other than (i) in case of the statements for the 3 months ended March 31, 1998, normal year-end adjustments and (ii) the exceptions to GAAP and the other matters set forth on Sections 3.10(a) and 3.10(b) of the Disclosure Schedule). Sellers have delivered to Buyer a draft report and, prior to the Closing shall deliver a final report, of "Agreed upon Special Procedures" prepared by Price Waterhouse LLP with respect to the Financial Statements in the form set forth on Section 3.10(b) of the Disclosure Schedule (other than those financial state-ments set forth on such Section 3.10(b) relating to the three months ended March 31, 1998). Amounts shown in the following asset and liability categories on the Balance Sheets are not part of the Business and for purposes of this agreement shall not for any reason be deemed part of the Balance Sheets:

Asset side of Balance Sheets:

     Dues from affiliates
     Due from subsidiaries
     Due from parent
     Investment in subsidiaries

Liability side of Balance Sheets:

     Due to affiliates
     Minority interest
     Subsidiaries' investment in parent


          (c)  The information set forth on Section 3.10(c) of the Disclosure
Schedule is true and accurate in all material respects.

          Section 3.11. Absence of Undisclosed Liabilities. Except as set forth on Section 3.11 of the Disclosure Schedule, there are no liabilities, debts, obligations or claims against the Company or the Company Subsidiaries or otherwise relating to or arising in connection with the Business either known or unknown, accrued, fixed, contingent or otherwise (whether or not required to be disclosed pursuant to GAAP) which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, except as and to the extent reflected or reserved against in the most recent Balance Sheet specifically disclosed in this Agreement or in the Disclosure Schedule, and except for liabilities, debts, obligations and claims which (i) were incurred in the ordinary course of business or consistent with past practice since December 31, 1997 and (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.12. Compliance with Applicable Laws. Except as set forth on
Section 3.12 of the Disclosure Schedule and except for matters relating to Environmental Laws (which matters are covered exclusively in Section 3.8), (i) the Company and the Company Subsidiaries hold all material permits, licenses and approvals of all Governmental Authorities necessary for the operation of the Business and (ii) the business operations of the Company and the Company Subsidiaries have been conducted in compliance with all laws, ordinances and regulations of any Governmental Authority, except for violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.13. Employee Benefit Plans. (a) Section 3.13(a) of the Disclosure Schedule includes a complete list of all material Employee Benefit Plans, and identifies which such plans provide benefits exclusively for Business Employees and Former Business Employees and beneficiaries and dependents thereof ("Business-Only Plans"), and which provide benefits exclusively for individuals who are not Business Employees, Former Business Employees or beneficiaries or dependents thereof ("Non-Business Plans") and which provide benefits to both such groups of individuals ("Overlapping Plans"). A true, complete and correct copy of each of the foregoing Employee Benefit Plans has been delivered by the Company to Buyer.

          (b) With respect to each Plan, the Company has delivered to Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered to Buyer, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. No plan merger, consolidation, transfer of assets or liabilities, re-valuation of assets or liabilities, or other event not arising in the normal course of business of any Plan has occurred after the period reflected on the documents identified in clauses (ii), (iv) or (v) of the first sentence of this paragraph (b) which would render such documents materially misleading.

          (c) Section 3.13(c)(i) of the Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. The GNG Master Welfare Plan Trust II (the "VEBA") is the only Plan which is intended to meet the requirements of Code Section 501(c)(9), and the VEBA meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b). Section 3.13(c)(ii) of the Disclosure Schedule identifies all benefits that are funded through the VEBA (the "VEBA Benefits").

          (d) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the most recent audited year-end financial statements of GNG or MGE provided to Buyer. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code, (ii) is funded through the VEBA, or (iii) is unfunded.

          (e) With respect to each Employee Benefit Plan, the Company and its subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code.

          (f) Except as set forth in Section 3.13(f) of the Disclosure Schedule, no Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Section 3.13(f) of the Disclosure
Schedule: (i) no Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) neither the consummation of the transactions contemplated hereby, nor any event that will have occurred prior thereto, nor any combination thereof, will result in a withdrawal or partial withdrawal on the part of the Company or any of its ERISA Affiliates from any Multiemployer Plan. With respect to each Plan that is a Multiemployer Plan: (i) none of the Company and its subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full, and (ii) none of the Company and its subsidiaries nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any such Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (g) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate of the Company has engaged in any transaction described in Section 4069 or Section 4204 or 4212(c) of ERISA.

          (h) Except as set forth on Section 3.13(h) of the Disclosure Schedule, the Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company. There has been no official or authorized communication to employees or former employees by the Company or any of its subsidiaries which could reasonably be interpreted to promise or guarantee any such employees or former employees retiree health or life insurance or other retiree welfare benefits on an indefinite or permanent basis.

          (i) Except as set forth in Section 3.13(i) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any em-ployee, officer or director of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event or any other previous transaction) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (j) None of the Company and its subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Company, any of its subsidiaries or any person that the Company or any of its subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably be expected to give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan or any participant in a Plan.

          (l) For purposes of this Section 3.13, the term "employee" shall be considered to include individuals rendering personal services to the Company as independent contractors.

          Section 3.14. Taxes. Except as set forth on Section 3.14 of the Disclosure Schedules or as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect:

          (a) The Company and each of the Company Subsidiaries and each affiliated, combined, consolidated, unitary or aggregate group of which the Company or any of the Company Subsidiaries is a member (a "Company Affiliated Group") has timely filed (or there has been filed on its behalf) all federal, state, local and foreign income Tax Returns (as hereinafter defined) required to be filed by it, and all other Tax Returns required to be filed by it, and has paid or caused to be paid all Taxes required to be paid in respect of the periods covered by such returns. There are no outstanding agreements, waivers or requests for waivers in writing or comparable written consents extending the statutory period of limitation applicable to any Tax Return of the Company, any of the Company Subsidiaries or any Company Affiliated Group. Neither the Company nor any of the Company Subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for the group of which the Company is the common parent), or (ii) is a party to or has any liability pursuant to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that will remain in effect after the Closing.

          (b) All Taxes which the Company or any of the Company Subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected and timely remitted and deposited in accordance with applicable law.

          Section 3.15. Material Contracts. The Company has provided or made available to Buyer (i) true and complete copies of all written material contracts and agreements ("Material Contracts") relating to the Business, or
(ii) with respect to such Material Contracts that have not been reduced to writing, a written description thereof, each of which is listed on Section 3.15 of the Disclosure Schedule. Neither the Company nor any Company Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, except for those defaults which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default that could reasonably be expected to have a Material Adverse Effect.

          Section 3.16.   Copyrights, Trademarks and Other Proprietary Rights.
(a) For purposes of Section 3.16:

           (i) "Intellectual Property" shall mean the following items used in connection with the Newspapers or otherwise in the conduct of the Business: all registered and common law trademarks, service marks, trade names, worldwide web names and addresses, and copyrights, all applications for registration of the foregoing, all mastheads, all logos and all trade dress; and

           (ii) "Marks" shall mean the following items used in connection with the Newspapers or otherwise in the conduct of the Business: (A) all registered and material common law trademarks, service marks, worldwide web sites and addresses, and trade names listed in Section 3.16(a) of the Disclosure Schedule; (B) all applications for registration of the foregoing; (C) all mastheads; (D) all logos; and (E) all trade dress.

          (b) Except as set forth in 3.16(b)(i) of the Disclosure Schedule, the validity of the rights of the Company and the Company Subsidiaries to such Intellectual Property have not, to the best knowledge of the Company, been challenged or questioned by others, nor is there: (i) any pending or, to the best knowledge of the Company, threatened litigation involving any of said Intellectual Property or (ii) any basis for any claim which, if successful, could not reasonably be expected to have a Material Adverse Effect on the Company. All material contracts to which the Company is a party relating to the licensing or other use of the Intellectual Property are set forth in Section 3.16(b)(ii) of the Disclosure Schedule. To the knowledge of the Company, the conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of the Company, none of the Intellectual Property is being infringed by any other Person. With respect to all Intellectual Property:

           (i) Neither Sellers, the Company nor any Company Subsidiary is liable, nor have any made any material contract or arrangement whereby they are liable, to any person for any royalty or other compensation for the use of the Intellectual Property ex-cept as described in Section 3.16(b)(iii) of the Disclosure Schedule, and to the extent Sellers, the Company or any Company Subsidiary is obligated to make any such royalty or other compensation payment, such person has made all such payments for payment periods prior to the date hereof and has adequately reserved for payments accruing through the date hereof. Each of the Company and the Company Subsidiaries are the sole owners of and/or have, at least, the non-exclusive rights to use the Intellectual Property to create, publish and distribute the Newspapers in the geographic areas in which the Newspapers are distributed to the extent that the Intellectual Property is being used in connection with the Newspapers. Except as set forth in Section 3.16(b)(iv) of the Disclosure Schedule, each of the Company and the Company Subsidiaries are the sole owners of and/or have the exclusive rights to use the Marks to create, publish and distribute the Newspapers in the geographic areas in which the Newspapers are distributed to the extent they are being used in connection with the Newspapers. Except as set forth in Section 3.16(b)(v) of the Disclosure Schedule, the Intellectual Property that is owned by each of the Company and the Company Subsidiaries is owned free of all Liens.

           (ii) Except as otherwise set forth in Section 3.16(b)(vi) of the Disclosure Schedule, the registrations and applications described in
     Section 3.16(a) of the Disclosure Schedule are presently in full force and effect and have not been abandoned or withdrawn and, to the best knowledge of the Company with respect to Marks, no other Person anywhere in the geographic areas in which the Newspapers are distributed or within 35 miles of such geographic areas is using any Marks on any products of the same general type as the Newspapers. The Marks are currently in use in connection with the Newspapers.

          Section 3.17. Inventories. Except as set forth in Section 3.17 of the Disclosure Schedule, the inventories of the Company and the Company Subsidiaries consist of a quality and quantity which are reasonably usable and salable in the ordinary and usual course of business.

          Section 3.18. Circulation and Advertising. The Company has supplied to Buyer complete monthly unaudited Operating Report Packages provided pursuant to Section 3.10 for the Business for the period January 1, 1996 through March 31, 1998 (excluding the month of January 1998). These packages contain true and complete summaries in all material respects of the circulations of the newspapers since January 1, 1996, whether paid or unpaid, audited or unaudited, including Total Market Coverage publications. Section 3.18 of the Disclosure Schedule sets forth a summary of the distribution of the Company's free newspapers for the period from January 1, 1996 through March 31, 1998, as well as copies of the latest two years' ABC or CAC audit reports for each of the audited newspapers. The information provided to ABC and CAC in connection with the preparation of their reports was true in all material respects as of the date provided. To the best knowledge of the Company all information contained in the ABC and CAC audit reports is true and correct in all material respects. Since the dates of each of those reports each of the Newspapers has conducted its circulation operations in the ordinary course of business and in a manner consistent with past practice, except as listed on Section 3.18(a) of the Disclosure Schedule. Since January 1, 1997 (or such later date with respect to which an audit report is included in Section 3.18(a) of the Disclosure Schedule), there has been no material change in circulation of any of the newspapers, other than normal seasonal or periodic fluctua-tions. The Operating Report Packages set forth true and complete summaries in all material respects of lineage and preprint volumes and average rates by month since January 1, 1996 and for the calendar years ended December 31, 1997 and December 31, 1996 and by month and for the year to date period ended March 31, 1998 (excluding the month of January 1998). Since January 1, 1997 and except as listed in Section 3.18(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has given advertising discounts other than in the ordinary course of business.

          Section 3.19. Subscription List. (a) Section 3.19(a) of the Disclosure Schedule sets forth a list of subscribers, which list is true and complete in all material respects, for each Newspaper as of the date of such reports contained in the system generated Subscriber/Non Subscriber Report, the first and last page of each of which is attached.

          (b) Section 3.19(b) of the Disclosure Schedule sets forth list, which list is true and complete in all material respects, of the unearned subscription liability, by subscriber, for each Newspaper, as of the date of such report, the first and last page of each of which is attached.

          Section 3.20. Accounts Receivable. All accounts receivable of the Company or any Company Subsidiary that are reflected on the Balance Sheets or on the accounting records of the Company or any Company Subsidiary as of the Closing Date (collectively, the "Accounts Receivable"), in all cases net of reserves on the Balance Sheets (which reserves are adequate and calculated in accordance with GAAP) and excluding any intercompany receivables on the Balance Sheets, have been calculated in a manner consistent with past practice and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of the Business.

          Section 3.21. Insurance. Section 3.21(a) of the Disclosure Schedule contains a complete and correct list and summary description of all insurance policies maintained by the Company or any Company Subsidiary for the benefit of or in connection with the Newspapers or the Business, including the annual premiums relating thereto. Section 3.21(b) of the Disclosure Schedule sets out all material claims made by the Company or any Company Subsidiary under any policy of insurance which are currently pending. Except as set forth on Section 3.21(c) of the Disclosure Schedule, none of the insurance policies set forth on
Section 3.21(a) of the Disclosure Schedule will lapse or become subject to termination by the insurer as a result of the transactions contemplated by this Agreement. All of the insurance policies set forth on Section 3.21(a) of the Disclosure Schedule are terminable by the holder thereof without penalty, and the premiums set forth on such Section 3.21(a) of the Disclosure Schedule fully reflect the annual premiums related to such policies.

          Section 3.22. Territorial Restrictions. Except as set forth on Section
3.22 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is restricted by any written agreement or understanding with any other person from operating a newspaper or other business anywhere in the world. Except as set forth on Section 3.22 of the Disclosure Schedule, Buyer, as a result of its purchase of the Shares from the Sellers pursuant hereto, will not thereby become restricted in carrying on any business anywhere in the world.

          Section 3.23. Brokers, Finders, Etc. Except for Dirks, Van Essen & Associates, who shall receive a fee from Sellers, neither Sellers, the Company, any subsidiary of the Company nor any of their respective affiliates or associates, has employed, and none is subject to any claim of, any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from Buyer, the Company, any Company Subsidiary or any of their respective affiliates or associates, upon the consummation of the transactions contemplated hereby.


                                   ARTICLE IV

                     Representations and Warranties of Buyer

         Buyer hereby represents and warrants to Sellers as follows:

         Section 4.1. Authority. (a) Buyer and each affiliate of Buyer that is party to a Purchase Agreement is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer and each such affiliate has full corporate or other power and authority to effect the transactions contemplated by this Agreement and each of the Purchase Agreements to which it is a party, as the case may be. The consummation of the transactions contemplated hereby and by the Purchase Agreements have been duly authorized and approved by all necessary corporate action on the part of Buyer or any of its Affiliates. Except with respect to the Credit Agreement, dated as of May 2, 1997 between Buyer, each of the banks and other financial institutions party thereto and The Chase Manhattan Bank, as Agent (the "Buyer Credit Agreement"), the execution and delivery of this Agreement and each of the Purchase Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, violate, breach or conflict with any provision of, or constitute an event which (whether after giving of notice or the passage of time or both) will result in a violation of or breach of, or result in the acceleration, termination or modification of, or entitle any party to accelerate, terminate or modify (whether after the giving of notice or the passage of time or both) any obligation under, or result in the imposition of any Lien upon assets or properties of Buyer or any of its subsidiaries pursuant to, any Lien, lease, agreement, instrument, certificate of incorporation, by-law, deed of trust other organizational or governing document, order, arbitration award, judgment decree to which the Buyer or any of its subsidiaries is a party or by which any such party or any of their respective properties or assets are bound, except for such violations, breaches, accelerations, terminations, modifications and creations of Liens which, individually or in the aggregate, would not materially interfere with the consummation by Buyer (or Buyer's affiliates which are party to any Purchase Agreement) of the transactions contemplated by this Agreement and the Purchase Agreements, or which are cured, waived or terminated prior to the Closing Date. This Agreement and each of the Purchase Agreements to which Buyer is a party is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. Each Purchase Agreement to which an affiliate of Buyer is a party is the legal, valid and binding agreement of such affiliate, enforceable against such affiliate in accordance with its terms.

          (b) Except with respect to the Buyer Credit Agreement and the HSR Act, no consents, approvals, or notices to any persons, including Governmental Authorities, are required for the consummation by Buyer of the transactions contemplated hereunder, other than those the failure of which to obtain would not impair or delay the consummation of the transactions contemplated hereby.

          Section 4.2. Shares. Buyer (and any affiliate of Buyer acquiring shares pursuant to a Purchase Agreement) is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Section 4.3. Brokers. Neither Buyer nor any of its affiliates or associates has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from the Sellers upon the consummation of the transactions contemplated hereby.

          Section 4.4. Litigation. There are not, in any court or before any arbitrator of any kind or before or by any Governmental Authority or non-governmental body, any actions, suits or proceedings, pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries which challenges the validity of this Agreement or any of the Purchase Agreements or any action taken by Buyer pursuant to this Agreement or the Purchase Agreements or in connection with the transactions contemplated hereby.


                                    ARTICLE V

                         Covenants of Sellers and Buyer

         Section 5.1. Investigation of Business. Sellers agree that Buyer and its representatives (including its independent accountants and its attorneys) shall have, upon reasonable advance notice by Buyer, after the date of execution hereof, reasonable access during regular business hours to the Company's premises and to all the books and records of the Company which relate primarily to the Business (including such financial and operating data and other information with respect to the Business), as well as such other information not primarily related to the Business as Buyer shall reasonably require to ensure that the transactions contemplated by Section 5.8 are being effected in a manner that will not result in an adverse impact upon the Business or the business of Buyer. Notwithstanding the foregoing, Buyer shall have no right to review or comment on the actual agreements or documents (or drafts thereof) relating to the transactions contemplated by Section 5.8 hereof, provided, however, that Buyer shall be entitled to receive such other information, including oral and written descriptions and an opportunity to ask questions of Sellers and Company employees, consistent with the previous sentence, which relates to such transactions as they may affect Buyer or the Company after the Closing. In addition, Seller shall use its reasonable best efforts to cause the Company's independent public accountants to make available to Buyer, its independent public accountants, its attorneys and its financing sources and the independent public accountants and attorneys of Buyer's financing sources, upon reasonable advance notice by Buyer, during regular business hours, reasonable access to their personnel, work papers and such other reasonably requested documentation relating to their work papers and to their reports on the books and records of the Company, in each case which relate primarily to the Business, as well as such other information not primarily related to the Business as Buyer and such other parties shall reasonably require to ensure that the transactions contemplated by Section 5.8 are being effected in a manner that will not result in a material adverse impact upon the Business or the business of Buyer, as is reasonably requested in connection with any investigation that Buyer or Buyer's financing sources may undertake. From and after the date hereof, Sellers and the Company shall cooperate, and Sellers shall use their reasonable best efforts to cause the Company's auditors to cooperate, in the preparation of such audited financial statements as Buyer may request (collectively, the "Pre-Closing Audits"), provided that the cost of such audits (including the fees and expenses of the Company's accountants to the extent their services are required in connection therewith) shall be borne by Buyer and shall be completed within 5 weeks from the date hereof, unless Buyer in its sole discretion elects not to have such audits completed. Buyer shall inform the Designated Stockholder and Ben Kowalczyk on a weekly basis if and to the extent Buyer is of the belief that Sellers, the Company or the Company's auditors are not providing the cooperation required pursuant to this Section 5.1 in connection with the Pre-Closing Audits. Buyer agrees that the provision of information to Buyer pursuant to this Section 5.1 does not give rise to any inference that Buyer's obligation to consummate the transactions contemplated hereby is subject to a financing condition.

          Section 5.2. Obtaining Consents. Sellers and Buyer will cooperate and use their respective reasonable best efforts to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Sellers and Buyer agree to make (or in the case of Sellers, to cause the Company and its subsidiaries to make) promptly all registrations, filings and applications, to give all notices and to use reasonable best efforts to obtain all Required Consents and other transfers, approvals, orders, qualifications and waivers, including the filing of the Pre-Merger Notification Form under the HSR Act, necessary or desirable in order to effect the transfer or renewal of any other licenses, approvals and authorizations.

          Section 5.3. Conduct of Business. (a) Except as contemplated by this Agreement, as set forth in Sections 5.3 or 5.8 of the Disclosure Schedule, or as expressly agreed to in writing by Buyer, and except as may relate to the ownership and operation of subsidiaries of the Company that are not Company Subsidiaries, during the period from the date of this Agreement to and including the Closing Date, Sellers shall cause the Company and each Company Subsidiary to conduct its operations according to its ordinary and usual course of business and consistent with past practice (including with respect to the continuance of capital expenditures) and Sellers shall, and shall cause the Company and the Company Subsidiaries to, use their respective reasonable best efforts to preserve intact the Business, keep available the services of their current officers and employees and preserve relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement,
(y) required by law, or (z) set forth on Sections 5.3 or 5.8 of the Disclosure Schedule, prior to the Closing, Sellers shall cause the Company and the Company Subsidiaries not to, without the consent of Buyer (which consent shall not be unreasonably withheld):

           (i) except with respect to (x) annual bonuses and (y) wage and salary increases, in each case made in the ordinary course of business consistent with past practice to persons who are not officers and directors, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any Company Subsidiary or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any Company Subsidiary or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any Company Subsidiary;

           (ii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any properties or assets other than immaterial properties or assets (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

           (iii) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except for dividends paid by subsidiaries to the Company with respect to capital stock), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (iv) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including, without limitation, stock appreciation rights);

           (v) amend its certificate or articles of incorporation, by-laws, code of regulations or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

           (vi) make or agree to make any acquisition of assets which is material to the Company or any Company Subsidiary or the Business, except for (x) capital expenditures in the ordinary course of business which are paid for or accrued for prior to the Closing, (y) purchases of inventory in the ordinary course of business or (z) (1) purchase orders for newsprint entered into in the ordinary course of business or (2) purchase orders other than for newsprint entered into in the ordinary course of business which do not call for payments in excess of $25,000 per annum;

           (vii) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other litigation affecting the Company or any Company Subsidiary or the Business (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, individually in an amount in excess of $25,000, other than in consultation and cooperation with Buyer, and, with respect to any such settlement, with the prior written consent of Buyer;

           (viii) hire any independent contractor having an annualized income (including benefits) of in excess of $25,000 or hire any new employee;

           (ix) change, or agree to change, any business or accounting policies which relate to advertising, pricing, personnel, labor relations, sales, returns, or product acquisitions, in each case in a manner which could reasonably be expected to have a Material Adverse Effect; or

           (x) effect any transaction with an affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

          (b) From and after the date hereof, Sellers shall, and shall cause the Company and the Company Subsidiaries to (i) consult with Buyer on all matters concerning unions and labor organizations relating to the Business and
(ii) permit Buyer to participate in all significant meetings and discussions involving the Company or any Company Subsidiary with unions and labor organizations relating to the Business. Sellers shall not, and shall not permit the Company or any of the Company Subsidiaries to, enter into any agreement, side letter or understanding with any union or labor organization, or take any new action related to any of the foregoing, without the prior written consent of Buyer.

          (c) Notwithstanding anything to the contrary in Section 5.3(a), as of the Closing Date, Sellers shall cause all intercompany accounts and all receivables and payables between or among the Company and its subsidiaries to be cancelled except for accounts payable and accounts receivable of the Company or any Company Subsidiary which are set forth on Section 5.3(c) of the Disclosure Schedule.

          Section 5.4. Certain Liabilities. Sellers will take all action necessary to discharge and release (without any continuing adverse effect upon the Business) on or prior to the Closing all debts for money borrowed with the result that none of the Company or any subsidiary of the Company shall have on or after the Closing, directly or indirectly, any liability or obligation of any kind, contingent or otherwise, for any such debts. Sellers will take all action necessary to cause the release (without any continuing adverse effect upon the Business) on or prior to the Closing of any Liens or other charges which encumber any assets of the Company (including the shares of any Company Subsidiary) or any person that as of the Closing will be a subsidiary of the Company and which in each case secure, directly or indirectly, any such debts or which exist for the benefit, directly or indirectly, of any Sellers or any affiliate or associate of Sellers.

          Section 5.5. Employee Benefits. (a) For a period of one year from the Closing Date, Buyer shall maintain the severance policies of the Newspapers set forth on Section 5.5(a) of the Disclosure Schedule for non-union employees. Notwithstanding the foregoing, neither Buyer nor any of its subsidiaries or any of the Newspapers shall be obligated to pay severance benefits under any of the foregoing severance policies to any individual who receives or has the right to receive separation bonuses, separation payments or other similar payments in connection with the transactions contemplated hereby.

          (b) Buyer shall maintain the medical, dental and vision care plans set forth on Section 5.5(b) of the Disclosure Schedule (or comparable plans) (collectively, the "Covered Benefits") for the benefit of the three individuals specified on Section 5.5(b) of the Disclosure Schedule (the "Covered Benefit Employees"). For purposes of the preceding sentence, a "comparable plan" shall include any plan of Buyer as may be in effect from time to time which generally provides the same types of benefits as are available under the plans set forth on Section 5.5(b) of the Disclosure Schedule, provided that Covered Benefit Employees shall be permitted to participate in such comparable plans at the same premium levels to employees of Buyer generally under such comparable plans applicable to employees of Buyer generally under such comparable plans. A particular type of Covered Benefit (i.e., medical, dental, or vision care) shall be available to a Covered Benefit Employee (and to such employee's spouse and eligible dependent children) only if (i) such Covered Benefit Employee (or spouse or dependent child) was enrolled and participating in such Covered Benefit as of the date hereof and as of the Closing Date, (ii) as of or at any time following the Closing, such Covered Benefit Employee ceases to be employed by the Goodson Newspaper Group, Inc. or its subsidiaries, affiliates, successors or assigns (collectively, "GNG"), and (iii) such employee notifies the Company (or Buyer or their respective successors and assigns) in writing at the time such employee ceases to be employed by GNG (or within 60 days thereafter) of such employee's desire to continue to receive the Covered Benefits. If the Company timely receives such notice from a Covered Benefit Employee, Buyer shall provide (or cause the Company to provide) the applicable Covered Benefits to such Covered Benefit Employee (and such employee's spouse and eligible dependent children) until the earliest to occur of the date the Covered Employee (i) becomes eligible for Medicare coverage, (ii) becomes eligible for medical benefits coverage under a new employer's plan or plans, (iii) becomes eligible for medical benefits coverage under a spouse's plan or plans or (iv) begins employment or conducts activity which would be prohibited by the Non-Competition Agreements assuming such individual were subject to such an agreement and regardless of whether such agreement is or would still be in effect. Covered Benefit Employees shall, as a condition to receiving Covered Benefits, agree at or prior to the Closing to inform the Company of any change affecting their status as Covered Benefit Employees and to refund to the Company any expenses incurred by the Company and any payments made to them in connection with Covered Benefits to which they were not entitled. To the extent Buyer or the Company replaces (or causes to be replaced) a Covered Benefit plan (or comparable plan) with a replacement or successor plan, the obligation to provide Covered Benefits (or portion thereof) shall be deemed satisfied if coverage under such replacement or successor plans is offered on the same terms as offered to employees of Buyer generally.

          (c) Before the Closing Date, the Sellers and the Company shall take all steps necessary or appropriate so that, except as specifically provided in
Section 5.5(d) and except with respect to any Withdrawal Liability described in the last sentence of Section 9.1(b), effective no later than the day before the Closing Date: (i) the Business-Only Plans are sponsored solely by the Company and/or one or more Company Subsidiaries; (ii) the Non-Business Plans are sponsored and administered solely by Other Subsidiaries; (iii) each Overlapping Plan is sponsored and administered solely by either the Company and the Company Subsidiaries, on the one hand, or Other Subsidiaries, on the other hand; (iv) no Business Employee is an active participant in a Plan sponsored by Other Subsidiaries; (v) no individual who is not a Business Employee is a participant in a Plan sponsored by the Company or any Company Subsidiary (a "Company-Sponsored Plan"); and (vi) Sellers and the Other Subsidiaries shall assume and be solely responsible for, and the Principal Stockholders shall indemnify the Company, the Company Subsidiaries and the Company-Sponsored Plans for, any and all liabilities (A) with respect to benefits or otherwise to any individual who is not a Business Employee or a Former Business Employee or beneficiary or dependent thereof, or (B) relating to, arising out of or under any Overlapping Plan that is not a Company-Sponsored Plan or any Non-Business Plan, in each case regardless of when such liability arose or was incurred. Without limiting the generality of the foregoing and subject to Section 5.5(b):
(X) Sellers and the Other Subsidiaries shall assume and be solely responsible for, and the Principal Stockholders shall indemnify the Company, the Company Subsidiaries and the Company-Sponsored Plans for, any and all liabilities with respect to claims by or with respect to individuals who are not Business Employees or Former Business Employees or beneficiaries or dependents thereof under any Plan that is a "welfare plan" as defined in Section 3(1) of ERISA, regardless of whether such claims are incurred before, on or after the Closing Date, and any and all liabilities with respect to claims incurred on or before the Closing Date by or with respect to Business Employees or Former Business Employees and their beneficiaries and dependents under any such Plan, and to the extent the Company, any Company Subsidiary or any Company-Sponsored Plan pays any such claim, the Other Subsidiaries and the Principal Stockholders shall be obligated to reimburse the payor promptly for such payment; and (Y) effective on or before the Closing, the Company shall assign to the Sellers or their designee all of its rights and obligations under the VEBA.

          (d) Sellers agree to, as soon as practicable following the date hereof, cause the Company or the appropriate Company Subsidiary, as the case may be, to formally request (pursuant to Section 4221(e) of ERISA) from each Multiemployer Plan listed in Section 3.13(a), Item 3 of the Disclosure Schedule, an estimate of the Company's or Company Subsidiary's potential Withdrawal Liability attributable to such Multiemployer Plan, as of the most recent date possible (on or before the Closing). Following the Closing, Buyer and Sellers further agree to cooperate to determine the aggregate amount of Withdrawal Liability attributable to either the Company or any Company Subsidiary which would have existed had the Company or Company Subsidiary fully withdrawn from each such Multiemployer Plan as of the Closing Date, excluding any Withdrawal Liability described in clause (x) of the last sentence of Section 9.1(b) hereof (such amount, the "Potential Withdrawal Liability").

          Section 5.6. Sellers' Access to Records. Buyer will, for a period of six years after the Closing Date (provided that this time period will be extended with respect to a particular Seller or group of Sellers if, at the end of such six year period, any of such Sellers are then involved in a litigation, Tax dispute or other similar matter and require continued access), give to the Designated Stockholder and its authorized representatives, during normal business hours, such access to all books, records, files and documents relating to the Company, the Business or the assets relating thereto prior to the Closing Date as Sellers may reasonably require to enable Sellers to prepare and file Tax Returns, prepare for litigation, participate or cooperate in any Tax-related audits or other reasonable purposes. During such period (including any extensions referred to herein), Buyer shall preserve all books and records acquired by Buyer on the Closing Date which relate to the Company and its present and former subsidiaries. Buyer shall not require Sellers to pay any access or general overhead charge in connection with the foregoing, provided that Sellers shall be responsible for any out-of-pocket expenses of Buyer related to the foregoing.

          Section 5.7. Estate Tax Liens. Sellers shall cause the Estate of Mark Goodson to obtain and deliver to Buyer, at or prior to the Closing, a New York Estate Tax Waiver and a Federal Release of Lien, in each case with respect to any and all Shares owned by the Estate of Mark Goodson, as well as the proceeds received by such estate of the sale of the Shares.

          Section 5.8. Other Seller Transactions. (a) Other than the Company's principal credit facility, the obligations of Sellers with respect to which are among the matters addressed in Section 5.4, Section 5.8(a) of the Disclosure Schedule sets forth a description, which description is accurate in all material respects, of all material transactions (the "Other Transactions") contemplated to be effected by Sellers, the Company and subsidiaries of the Company prior to the Closing relating to the sale, transfer or extinguishing of all assets and liabilities of the Company and each entity which will, as of the Closing, be a subsidiary of the Company, in each case which are not primarily related to the Business. Subject to the next two sentences, Sellers shall cause the Other Transactions to be effected prior to the Closing. Notwithstanding the foregoing, if in the reasonable judgment of the Designated Stockholder, Sellers cannot effect any of the Other Transactions prior to the Closing, Sellers shall instead take such actions as are necessary to cause the removal of the assets and liabilities of the Company and its subsidiaries (including the Company Subsidiaries) which are not primarily related to the Business by effecting spin-off, dividend or similar transactions (collectively, the "Alternate Transactions"), provided, however, that Sellers shall consummate the Alternate Transactions in a manner such that the Alternate Transactions shall not have any additional adverse effect on Buyer, the Company or the Company Subsidiaries than that which would have resulted from consummation of the Other Transactions. If Sellers have not effected the Other Transactions prior to the Closing, Sellers shall be required to effect the Alternate Transactions prior to the Closing and shall use their best efforts to cause such Alternate Transactions to be completed in sufficient time to permit the Closing to occur as contemplated by
Section 2.2 hereof. Sellers shall, and shall cause the Company and its subsidiaries to, refrain from taking any action in connection with such Alternate Transactions which could reasonably be expected to have an adverse impact upon Buyer, the Business or Buyer's ability to acquire the Business pursuant to the Agreement and the Purchase Agreements.

          (b) Sellers shall take such steps as are necessary to ensure that, except as set forth on Section 5.8(a) of the Disclosure Schedule (including as a result of the transactions described thereon), as of the Closing, Buyer shall not acquire from Sellers the capital stock of any person other than the Company and the Company Subsidiaries. Sellers shall, prior to the Closing, take such steps as are necessary to cause the Company to extinguish any liabilities or obligations of any kind which are not primarily related to the ongoing operation of the Business such that, as of the Closing, neither the Company nor any subsidiary of the Company shall be subject to any such liabilities or obligations which are not reflected on the most recent Balance Sheet. It is specifically understood by the parties hereto that none of the direct liabilities or direct assets of Mark I, The Goodson Holding Company, Inc., nor GNG (other than the stock of such of their respective subsidiaries as are being acquired by Buyer) as of the date of this Agreement, including without limitation their respective employees, are primarily related to the Business.

          (c) Prior to the Closing, Company shall redeem a portion of its capital stock with (i) all or a portion of the proceeds from the dispositions of stock and assets contemplated by Section 5.8(a), (ii) the capital stock of certain subsidiaries of the Company, and (iii) assets unrelated to the Business (including all or a portion of the cash proceeds, if any, from the sale of such assets), all as described in Section 5.8(a) of the Disclosure Schedule. Such redemption will not give rise to any adjustment of the Closing Date Purchase Price or the Final Purchase Price pursuant to this Agreement or the Purchase Agreements.

          Section 5.9. Releases; Non-Competition. Sellers shall cause (i) all directors, officers and employees entitled to receive any payments or benefits in connection with or as a result of the transactions contemplated by Section
5.8 and (ii) all parties who, in connection with transactions contemplated by
Section 5.8, purchase stock or assets of the Company or any of its subsidiaries, or assume liabilities of Sellers, the Company or any of its subsidiaries, to execute documents in form and substance satisfactory to Buyer (the "Releases") releasing Buyer, the Company, the Company Subsidiaries, and their respective officers, directors, employees, agents, advisors, representatives and affiliates from and against any liabilities or other obligations whatsoever in connection with the transactions contemplated by Section 5.8, with the effect that former employees of the Company and parties who purchase stock or assets or assume liabilities unrelated to the Business prior to the Closing look only to the Principal Stockholders (or to third parties other than Buyer and its affiliates, it being understood that the Company and the Company Subsidiaries are affiliates for this purpose) in connection with any claims, damages, or other liabilities arising therefrom. Sellers represent and warrant that the persons who deliver Releases to Buyer at or prior to the Closing constitute all of the persons who Sellers are required, pursuant to this Section 5.9, to cause to deliver such Releases. Sellers shall cause the individuals set forth on Section 5.9 of the Disclosure Schedule to execute and deliver to the Company non-competition agreements (each, a "Non-Competition Agreement") in the form attached to such
Section 5.9 of the Disclosure Schedule.

          Section 5.10. Certain Beneficiaries. At or prior to the Closing, Sellers shall cause each of the residuary beneficiaries (collectively, the "Beneficiaries") of the Estate of Mark Goodson to execute and deliver to Buyer a Refunding Agreement and Guaranty in the form attached as Annex D hereto (each, a "Refunding Agreement").

          Section 5.11. Certain Real Estate Transactions. Sellers shall cause the real property currently used or held for use in connection with the operation of the newspaper businesses owned by Acme to be wholly owned by Acme as of the Closing Date without any liability to, or continuing adverse effect upon, the Business.

          Section 5.12. Payments to Employees. Sellers shall cause the Company and its subsidiaries to pay on or prior to the Closing, any bonus, incentive, separation, severance or other payments to directors, officers and employees of the Company and its subsidiaries that are, pursuant to agreements in effect prior to the Closing, currently payable, become payable at or prior to the Closing, or become payable as a result of the transactions contemplated by this Agreement. The parties hereto agree that none of the liabilities referred to in this Section 5.12 shall be deemed to be primarily related to the Business.

          Section 5.13. Certain Documents and Proceedings. (a) Sellers shall deliver to Buyer, and shall use reasonable best efforts to cause any other person to deliver to Buyer, such documents as Buyer, its financing sources and their respective representatives may reasonably require in connection with the transactions contemplated by this Agreement and the Purchase Agreements (including Buyer's financing thereof), in form and substance reasonably satisfactory to Buyer and its counsel, including evidence that all proceedings to be taken in connection with the transactions contemplated by this Agreement and the Purchase Agreements shall have been taken. Buyer shall deliver to the Designated Stockholder, and shall use reasonable best efforts to cause any other person to deliver to the Designated Stockholder, such documents as the Designated Stockholder or its representatives may reasonably request in connection with the transactions contemplated by this Agreement and the Purchase Agreements, including evidence that all proceedings to be taken in connection the transactions contemplated by this Agreement and the Purchase Agreements shall have been taken. Buyer, on the one hand, and Sellers, on the other hand, shall cause each of their respective affiliates who is a party to a Purchase Agreement to execute, deliver and perform such agreement in accordance with the terms thereof. Sellers shall use their reasonable best efforts to obtain or cause to be obtained, prior to the Closing, all Required Consents.

          (b). As soon as practicable after the execution hereof, the Company shall provide to Buyer statements of Withdrawal Liability with respect to each Multiemployer Plan required to be disclosed in Section 3.13(f) of the Disclosure Schedule.

          Section 5.14. Financing. Buyer shall ensure that it has, upon the Closing, immediately available funds in an amount sufficient to pay the Closing Date Purchase Price. Nothing in the previous sentence shall create any inference that Buyer's obligation to consummate the transactions contemplated hereby is subject to a financing condition.

          Section 5.15. Workmen's Compensation. Except for any amounts reflected in the calculations pursuant to Section 2.3, the parties agree that to the extent the insurance company of Arthur J. Gallagher & Co. provides documentation to the Sellers and Buyer no later than 120 days after the Closing supporting refund amounts due to the Company related to the period prior to Closing under the Company's workmen's compensation policies covering periods prior to the Closing, Buyer will reimburse Sellers for such refund amounts promptly in immediately available funds upon receipt of such refunds from the insurance companies giving such refunds.


                                   ARTICLE VI

                        Conditions to Buyer's Obligations

          Section 6.1. The obligation of Buyer to consummate the stock purchase transactions contemplated hereby and by each of the Purchase Agreements is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by Buyer):

          (a) The representations and warranties of Sellers herein contained which are qualified as to materiality or Material Adverse Effect shall be true as of and at the time of the Closing with the same effect as though made at such time; all other representations and warranties of Sellers herein contained shall be true as of and at the time of the Closing with the same effect as though made at such time, except where the failure of such representations to be true as of and at such time could not reasonably be expected to have a Material Adverse Effect; and the parties (other than Buyer) to this Agreement and the Purchase Agreements shall have performed all obligations and complied with all covenants and agreements required by this Agreement and the Purchase Agreements to be performed by them or complied with at or prior to the Closing.

          (b) No order shall have been entered in any action or proceeding before any Governmental Authority (an "Order"), or a preliminary or permanent injunction by a United States court of competent jurisdiction shall have been issued and remain in effect (an "Injunction"), which, in either case, would have the effect of (i) preventing consummation of any of the Stock Purchases, or (ii) imposing material limitations on the ability of Buyer effectively to acquire or hold the Shares or the Business or to exercise full rights of ownership of the Shares acquired by it.

          (c) There shall not be pending by any Governmental Authority any suit, action or proceeding (or, by any other person, (other than suits by lenders under the Buyer Credit Agreement brought in their capacity as such), any suit, action or proceeding which has a reasonable likelihood, in the written opinion of counsel to Buyer, of success), (i) challenging or seeking to restrain or prohibit the consummation of any of the Stock Purchases or any of the other transactions contemplated by this Agreement or the Purchase Agreements or seeking to obtain from Buyer, the Company or any of their affiliates any damages that are material to any such party (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company or any of its subsidiaries, as a result of any of the Stock Purchases or any of the other transactions contemplated by this Agreement or the Purchase Agreements or (iii) seeking to impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, any Shares.

          (d) All applicable waiting periods with respect to the HSR Act shall have expired or been terminated.

          (e) Sellers shall have obtained and delivered to Buyer the Required Consents which are set forth on Section 6.1(e) of the Disclosure Schedule.

          (f)  There shall not have occurred a Material
Adverse Effect.

          (g) There shall have been delivered to Buyer a certificate executed by the Designated Stockholder dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Section 6.1(a).

          (h) Buyer shall have received an opinion of counsel to each Principal Stockholder dated as of the Closing, substantially in accordance with the forms attached as Annex E hereto.

          (i) Buyer shall have received evidence reasonably satisfactory to it that real property currently used or held for use in connection with the operation of the newspaper businesses owned by Acme is wholly owned by Acme.

          (j) Buyer shall have received (from third parties or otherwise) documentary evidence reasonably satisfactory to Buyer that Sellers have satisfied their obligations set forth in Section 5.4, including, without limitation, documentary evidence reasonably satisfactory to Buyer from the banks that are parties to the Credit Agreement identified on Section 6.1 of the Disclosure Schedule.

          (k) Buyer shall have obtained the Releases contemplated by Section 5.9, and the Beneficiaries shall have executed and delivered the Refunding Agreements.

          (l) The transactions contemplated by Section 5.8 hereof shall have been consummated in a manner such that neither the Company nor any Company Subsidiary shall be subject to any liability or other obligation not primarily related to the Business.

          (m) The individuals set forth on Section 5.9 of the Disclosure Schedule hereto shall have executed and delivered to the Company the Non-Competition Agreements in the forms attached to such Section 5.9 of the Disclosure Schedule.

          (n) The Estate of Mark Goodson shall have received and delivered to Buyer the New York Estate Tax Waiver and the Federal Release of Lien contemplated by Section 5.7.

          (o) The Pre-Closing Audits shall have been completed, provided, however, that Buyer may not invoke this condition if Sellers are in compliance with Section 5.1 hereof and the failure of the Pre-Closing Audits to have been completed is due to (i) the failure of Buyer's auditors to complete such audits within the five-week time period specified in Section 5.1, (ii) Buyer's failure to be satisfied with the results of such audits or (iii) Buyer's decision not to complete such audits.

          (p) The Letter of Credit shall have been executed and delivered to Buyer.


                                   ARTICLE VII

                       Conditions to Sellers' Obligations

         Section 7.1. The obligation of each Seller to consummate the Stock Purchase is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived only by the Designated Stockholder on behalf of all Sellers):

          (a) Buyer shall have made the payment of the Closing Date Purchase Price in accordance with Section 2.1.

          (b) The representations and warranties of Buyer herein contained shall be true as of and at the time of the Closing with the same effect as though made at such time; Buyer shall have performed all obligations and complied with all covenants and agreements required by this Agreement and the Purchase Agreements to be performed by it or complied with by it at or prior to the Closing.

          (c) There shall not be pending by any Governmental Authority any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood, in the opinion of counsel to Sellers, of success), challenging or seeking to restrain or prohibit the consummation of any of the Stock Purchases or any of the other transactions contemplated by this Agreement or the Purchase Agreements or seeking to obtain from Sellers, the Company or any of their affiliates any damages that are material to any such party.

          (d) All applicable waiting periods with respect to the HSR Act shall have expired or been terminated.

          (e) No Order shall have been entered and no Injunction shall be in effect which, in either case, would have the effect of preventing consummation of any of the Stock Purchases.

          (f) There shall have been delivered to the Designated Stockholder a certificate executed by the President or any Vice President of Journal Register Company, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 7.1(b).


                                  ARTICLE VIII

                     Termination, Amendment and Modification

          Section 8.1. Termination. (a) This Agreement and each of the Purchase Agreements may be terminated at any time prior to the Closing (i) by mutual consent of the Designated Stockholder and Buyer and (ii) by the Designated Stockholder or Buyer in the event the Closing shall not have occurred on or prior to August 25, 1998 (the "Final Date") provided that Sellers and Buyer agree to use their reasonable best efforts to cure the breach of any repre-sentation or warranty and the nonperformance of any covenant or agreement made by it in this Agreement and any Purchase Agreement, and provided further that termination pursuant to clause (ii) of this Section 8.l shall not be available to any party if the Closing shall have been delayed by any action or failure of such party or by any breach of any provision of this Agreement or any Purchase Agreement by such party.

          (b) If this Agreement or any Purchase Agreement is terminated pursuant to this Section 8.1, then this Agreement and all Purchase Agreements shall be deemed terminated.

          (c) In the event of termination of this Agreement pursuant to Section 8.1(a), this Agreement and each of the Purchase Agreements shall forthwith become void and no party hereto or thereto and none of their respective directors, officers, stockholders, affiliates or controlling persons shall have any liability or further obligation to any other party to this Agreement or any Purchase Agreement; provided that the foregoing shall not relieve any party from liability for breach of any of its representations, warranties, covenants or agreements prior to such termination; and provided, further, that Sections 11.2, 11.4, and this Section 8.1(c) hereof and the letter agreement dated March 6, 1998 between Mark I and MGE, on the one hand, and the Journal Register Company, on the other hand, (the "Confidentiality Agreement") shall remain in effect notwithstanding any such termination.

          Section 8.2. Amendment and Modification. This Agreement and any Purchase Agreement may be amended, modified or supplemented only by written agreement of the Designated Stockholder and Buyer at any time prior to the Closing with respect to any of the terms contained herein.

          Section 8.3. Actions of Affiliates. If, pursuant to this Article VIII, the parties agree in writing that any Purchase Agreement shall be amended, modified or terminated, Buyer and the Designated Stockholder shall cause their respective affiliates who are parties to such Purchase Agreement to make such amendment, modification or termination.


                                   ARTICLE IX

                                 Indemnification

         Section 9.1. (a) Survival of the Principal Stockholders' Representations. Except as otherwise provided below, the representations and warranties made by the Principal Stockholders in this Agreement and the Purchase Agreements or pursuant hereto or thereto shall survive the Closing and continue until the date which is 18 months following the Closing Date (except for (i) representations or warranties made pursuant to Sections 3.7, 3.8 and 3.13, respectively, which shall survive for 37 months, 37 months and 5 years, respectively, (ii) representations or warranties made pursuant to Section 3.14 and Article X, which shall survive until the expiration of the applicable statutes of limitations (as extended) relating to Taxes and tax matters, and
(iii) representations and warranties made pursuant to Section 3.2(b), which shall survive the Closing and continue indefinitely without any limitation), provided further, that such limitation shall not affect any claim for indemnification written notice of which was provided to the Desig-nated Stockholder prior to the expiration of the applicable time limitation (the "Principal Stockholders' Claim Period") and in addition shall survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of Buyer, provided that the claim related to such investigation, audit, appraisal or inspection was timely made. Any notice of claim for indemnification shall set forth in reasonable detail the basis for the asserted breach of representation, warranty, covenant or agreement and the amount of the claim (if reasonably possible to estimate) and shall be submitted by Buyer to the Designated Stockholder prior to the expiration of the applicable Principal Stockholders' Claim Period and reasonably promptly after the occurrence or discovery of the matter giving rise to the claim for indemnification, but if such notice is actually served within the applicable Principal Stockholders' Claim Period, the failure to so reasonably promptly notify the Designated Stockholder will not release the Principal Stockholders from any liability which they may have to Buyer except to the extent that the failure to so reasonably promptly notify prejudices the Principal Stockholders in any material respect. Any claims for indemnification made by Buyer in accordance with this Section prior to the expiration of the applicable Principal Stockholders' Claim Period shall survive and shall not be extinguished by the expiration of such period.

          (b) Indemnification by Principal Stockholders. Subject to the limitations of this Section 9.1(b) and the conditions and provisions of Sections 9.1(c) and 9.1(e)-(j), and without limiting the rights and obligations of Buyer and the Principal Stockholders pursuant to Article X, the Principal Stockholders agree to indemnify, defend and hold harmless, Buyer, its officers, directors, employees, agents, advisors, representatives and affiliates (collectively, "Buyer Indemnitees") from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' and accounting fees and disbursements ("Buyer Damages"), asserted against, imposed upon or incurred by any Buyer Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) any breach of representation or warranty on the part of any person (other than Buyer) contained herein or in any Purchase Agreement (other than those contained in Section 3.2(b)) or any misrepresentation or omission from any certificate, schedule, exhibit, annex, financial statement, document or other instrument or instruments furnished to Buyer hereunder or thereunder or in connection herewith or therewith, (ii) any breach of representation or warranty on the part of the Principal Stockholders contained in Section 3.2(b), (iii) any breach of any covenant or agreement on the part of any person (other than Buyer) contained herein or in any Purchase Agreement or
(iv) any assets, liabilities, obligations or other matters not primarily related to the Business. It is specifically understood and agreed by the parties hereto that under no circumstances shall assets and liabilities of Mark I, The Goodson Holding Company, Inc., or GNG as of the date hereof be deemed "primarily related to" the Business, other than direct assets and direct liabilities of subsidiaries of GNG which are being acquired by Buyer. For purposes of the foregoing, and without limiting the generality thereof, the following liabilities shall be deemed not to relate primarily to the Business: (u) any workmen's compensation liability that is incurred prior to the Closing and which is not covered by the Company's workmen's compensation policies which were in effect at or prior to the Closing; (v) any liabilities incurred by Buyer or its affiliates in connection with events occurring at or prior to the Closing which would otherwise have been covered under the fiduciary insurance policy between Goodson Newspaper Group, Inc. and National Union; (w) any Withdrawal Liability that arises solely out of or in connection with an event or series of events occurring at or before the Closing; (x) any Withdrawal Liability, to the extent the amount of such Withdrawal Liability exceeds the amount of the Withdrawal Liability that would have been incurred if the Company and its ERISA Affiliates had never conducted any business other than the Business and had never employed any individuals other than the Business Employees and the Former Business Employees; (y) any other Withdrawal Liability attributable to the participation of the Company or a Company Subsidiary in any Multiemployer Plan prior to the Closing Date, up to the Potential Withdrawal Liability; and (z) any and all liabilities arising out of any matter referred to in the letter, dated May 8, 1998, sent by the United States Environmental Protection Agency to Mark Goodson Enterprises, Ltd., stating that Mark Goodson Enterprises, Ltd. is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act with respect to the Hertel Landfill Superfund Site, located in Clintondale, Town of Plattekill, Ulster County, New York.

          (c) The Principal Stockholders shall not be obligated to make any indemnification under clause (i) of Section 9.1(b) with respect to Buyer Damages (other than Buyer Damages by reason of, relating to or resulting from a breach of the representations and warranties contained in Sections 3.1, 3.2, and 3.14 and Article X hereof (to which the Basket shall not be applicable)) by reason of, relating to or resulting from the matters specified in clause (i) of Section 9.1(b), unless the aggregated amount of Buyer Damages sustained by Buyer Indemnitees as a whole (whether or not covered by insurance) exceeds $1,500,000 (the "Basket"); provided that, for purposes of determining whether any breach has occurred respecting a claim for indemnification or measuring Buyer Damages hereunder, any requirement or qualification in any representation, warranty, covenant or agreement of any party (other than Buyer) contained in this Agreement or any Purchase Agreement that an event or fact be material or have a Material Adverse Effect or similar language, or qualification by such terms or by knowledge or similar language, shall be ignored and all representations, warranties, covenants and agreements shall be deemed to have been made without any qualification by materiality, Material Adverse Effect, knowledge or similar language; provided, further, that Buyers shall not be entitled to indemnification pursuant to this Article IX in connection with any individual claim or any series of related claims unless the aggregate amount of Buyer Damages associated with such claim or series of related claims exceeds $50,000, and provided, further, that if the Principal Stockholders' indemnification obligations exceed the Basket, the Principal Stockholders shall be obligated to indemnify from the first dollar of damages, including the amount of the Basket. It is the intention of the parties hereto that the Basket shall not be applicable to a claim under this Section 9.1 with respect to Buyer Damages by reason of, relating to or resulting from a breach of the representations and warranties contained in Sections 3.1, 3.2, and 3.14 and Article X hereof or by reason of, relating to or resulting from the matters specified in clauses (iii) and (iv) of Section 9.1(b). Notwithstanding any other provision of Sections 9.1(a) and 9.1(b), the Principal Stockholders shall indemnify, defend and hold harmless the Buyer Indemnitees, forever and without limitation, from and against any and all Buyer Damages relating to or arising out of liabilities or matters which are not related to the operation of the Business, including without limitation, those Buyer Damages asserted against, imposed upon or incurred by the Buyer Indemnitees in connection with the transactions contemplated by
Section 5.8. The parties hereto agree that it is their intention that, except as specifically contemplated by this Agreement or any Purchase Agreement, Buyer shall not be entitled to indemnification in respect of breaches of representations or warranties, or in respect of other damages, which in each case do not relate to the Business, except to the extent of damages suffered by Buyer and its affiliates. Notwithstanding the foregoing provisions of this Section 9.1, if, and only if, the Closing occurs, the Principal Stockholders shall not be required to make indemnification payments pursuant to this Article IX in excess of the Closing Date Purchase Price (as such price may be adjusted pursuant to Section 2.3), except to the extent such indemnification payments relate to (i) breaches of covenants or agreements relating to Sellers' obligations to consummate the Other Transactions or the Alternate Transactions in the manner contemplated by Section 5.8 or (ii) relate to Buyer Damages arising out of any assets or liabilities not primarily related to the Business.

          (d) Indemnification by Buyer. Subject to the provisions of Section 9.1(e), and without limiting the rights and obligations of Buyer and the Principal Stockholders pursuant to Article X, Buyer agrees to indemnify, defend and hold harmless each Seller, its officers, directors, employees, agents, advisors, representatives, beneficiaries, stockholders and affiliates (collectively, "Seller Indemnitees") from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' and accounting fees and disbursements (including those relating to the enforcement of this indemnity) ("Seller Damages"), asserted against, imposed upon or incurred by any Seller Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) any breach of any covenant or agreement on the part of Buyer contained herein, or (ii) any breach of representation or warranty on the part of Buyer contained herein or any misrepresentation or any omission from any certificate, schedule, exhibit, financial statement, document or other instrument or instruments furnished to Sellers hereunder or in connection herewith. In addition to any indemnification of any Seller Indemnitee pursuant to this Section 9.1(d), such Seller Indemnitee shall be entitled to its rights and remedies pursuant to this Agreement, and otherwise at law or in equity.

          (e) Nothing in this Section 9.1 shall be construed to affect the rights to reimbursement or indemnification under other provisions of this Agreement, notwithstanding that the matter for which reimbursement or indemnity is sought also constitutes a matter for which an indemnity could be sought under this Section 9.1; provided, however, that there shall not be any duplication of reimbursement or indemnification with respect to any such matter.

          (f) After the Closing, the express indemnification provisions contained in this Article IX and in Article X shall provide the sole and exclusive remedy for any misrepresentation, breach of representation, warranty, covenant or other agreement, or other claim arising out of this Agreement or the Purchase Agreements or the transactions contemplated hereby or thereby. Except with respect to the remedies referred to in this Section 9.1(f), Buyer Indemnitees hereby waive, to the fullest extent permitted under applicable law, and forever release Principal Stockholders, in connection with the Company and the Company Subsidiaries, from and against any and all claims or Buyer Damages. Except with respect to the remedies referred to in this Section 9.1(f), Seller Indemnitees hereby waive to the fullest extent permitted under applicable law, and forever release Buyer, in connection with the Company and the Company Subsidiaries, from and against any and all claims or Seller Damages. Notwithstanding anything to the contrary in this Section 9.1(f) or elsewhere in this Agreement, neither Buyer nor any Seller waives any common law rights it may have to pursue claims for fraud in connection with this Agreement and the transactions related thereto.

          (g) Conditions of Indemnification. The obligations and liabilities of the Principal Stockholders and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 9.1 resulting from any claim or other assertion of liability by third parties (hereinafter called collectively "Claims"), shall be subject to the following terms and conditions:

           (i) The Buyer Indemnitee or Seller Indemnitee seeking indemnification (the "Indemnified Party") must give the other party or parties (it being understood that the Designated Stockholder shall receive all notices pursuant to this Section 9.1(g)), as the case may be (the "Indemnifying Party"), written notice of any such Claim reasonably promptly after the Indemnified Party receives notice thereof, provided that if such notice is actually served within the applicable time period, the failure to so reasonably promptly notify shall not release the Indemnifying Party from any liability which they may have to the Indemnified Party except to the extent that the failure to so reasonably promptly notify prejudices the Indemnifying Party in any material respect. Such notice shall state the amount or estimated amount of such Claim to the extent reasonably practicable.

           (ii) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense of such Claim.

           (iii) In the event that the Indemnifying Party shall elect not to undertake such defense, or within 30 days after delivery of notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party.

           (iv) Anything in this Section 9.1(g) to the contrary notwithstanding:

                  (A) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to participate in the defense, compromise or settlement of the Claim;

                  (B) the Indemnified Party shall not settle a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party, unless the Indemnifying Party elects in writing not to undertake defense or fails to defend such Claim pursuant to Section 9.1(g)(iii);

                  (C) the Indemnifying Party shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Claim or consent to entry of any judgment which does not in-clude as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim;

                  (D) the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel shall reasonably cooperate with respect to such Claim; and

                  (E) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), take any measure or step that imposes an unreasonable burden or encumbrance upon the operation or conduct of the Business.

          (h) Notwithstanding the foregoing, the Principal Stockholders shall not be required to indemnify Buyer pursuant to this Article IX for a breach of any representation or warranty contained in Section 3.14 if such indemnification is for Taxes that would otherwise be indemnifiable under Article X. The Principal Stockholders' general indemnification obligations relating to Taxes shall be subject to the provisions of Article X.

          (i) Only the Principal Stockholders shall have indemnification obligations under this Agreement, and it is the intention of the parties hereto that Buyer shall look only to the Principal Stockholders for remedies in connection with Buyer Damages (other than pursuant to common law fraud claims). No Other Stockholder shall have any liability in connection with the Principal Stockholders' indemnification obligations under this Agreement.

          (j) Notwithstanding anything in this Article IX to the contrary, the Principal Stockholders shall not be required to indemnify Buyer for any Buyer Damages Buyer may suffer as a result of changes to the trading price of Buyer's publicly traded common stock on or after the date hereof in the event the Stock Purchases are not consummated.

          (k)  Buyer's rights to indemnity pursuant to this Article IX or
Article X shall not be limited by or to any amounts available under the Letter of Credit. In addition to any other right or remedy available to Buyer under this Article IX, Article X or otherwise, Buyer may pursue collection of any indemnification claims against Sellers under the Letter of Credit.


                                    ARTICLE X

                       Tax Matters and Tax Indemnification

           Section 10.1. Liability for Taxes. (a) The Principal Stockholders shall indemnify and hold Buyer and Buyer's subsidiaries and Affiliates harmless from and against the following:

           (i) any liability for Taxes for any Pre-Closing Period (as defined below) imposed on the Company and the Company Subsidiaries as members of the "affiliated group" (within the meaning of Section
                1504(a) of the Code) of which the Company (or any predecessor or successor) is the common parent (or as members of any other affiliated group prior to the Closing) that arises under Treasury Regulation Section 1.1502-6(a) or comparable provisions of foreign, state or local law;

           (ii) any liability for Taxes (including, without limitation, any liability for Taxes (other than Excluded Taxes, as defined below) resulting from any of the transactions described on
                Section 5.8 of the Disclosure Schedule) imposed on the Company or any of Sellers or the Company Subsidiaries, or for which the Company or any of Sellers or the Company Subsidiaries may otherwise be liable, for any Pre-Closing Taxable Period and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date (each, a "Pre-Closing Period");

           (iii)any liability for Taxes (including reduction of Tax benefits) for any period arising by reason of the failure of MGE or Parent Enterprises, Inc. to qualify as an "S corporation" within the meaning of the Code (or a comparable provision of state or local law) for any period or portion thereof on or prior to the Closing Date or the failure of MGE to be treated as a "qualified subchapter S subsidiary" within the meaning of the Code (or a comparable provision of state or local law) on the Closing Date or arising out of or relating to the failure of the purchase of the stock of MGE to be treated as a purchase of the assets of MGE for Federal, state and local income tax law purposes; and

           (iv) any liability for Taxes arising by reason of any inclusion of any income or gain in a taxable year or period that begins after the Closing Date or, with respect to a Straddle Period, the portion of such Straddle Period deemed to begin after the Closing Date (each, a "Post-Closing Period") from (A) an "intercompany transaction," within the meaning of Treasury Regulation Section 1.1502-13, of the Company or any of the Company Subsidiaries that occurred prior to the Closing or (B) an "excess loss account" within the meaning of Treasury Regulation Section 1.1502-19 of the Company or any of the Company Subsidiaries that existed on the Closing Date (excluding any portion of the Closing Date after the Closing);

provided, however, the Principal Stockholders shall not be liable for and shall not indemnify Buyer (and its subsidiaries and Affiliates) for any liability for
(x) Taxes resulting from transactions or actions taken by the Company or any of the Company Subsidiaries or Other Subsidiaries on the Closing Date after the Closing except for transactions or actions undertaken in the ordinary course of business or (y) Pennsylvania state income and franchise Taxes arising as a result of the Section 338(h)(10) elections for Acme and Town Talk Newspapers, Inc. (the "Acme Tax")

(Taxes described in this proviso are referred to hereinafter as "Excluded Taxes"). The Principal Stockholders shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that ends on or before the Closing Date and, with respect to a Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date, other than Carryback Refunds, as defined below.

          (b) Buyer shall indemnify and hold the Principal Stockholders and their Affiliates harmless from and against

           (i) Taxes imposed on the Company or any Company Subsidiary for any Post-Closing Taxable Period and, with respect to any Straddle Period, the portion of such Straddle Period deemed to begin after the Closing Date; and

           (ii)   Excluded Taxes.

Buyer shall be entitled to any refund of (or credit for) Taxes allocable to any Post-Closing Period and any refund or credit arising by reason of a carryback of any Tax Attribute arising in a Post-Closing Period to a Pre-Closing Period (a "Carryback Refund") (it being agreed and understood that a Seller shall not bear any expense with respect thereto or liability arising therefrom). For purposes of determining whether a refund or credit is a Carryback Refund in the case of a Straddle Period, such period shall be treated as ending on the Closing Date.

          (c) To the extent permitted by law or administrative practice, (i) the taxable year of the Company or any of the Company Subsidiaries which includes the Closing Date shall close on (and include) the Closing Date (and any election necessary or permitted to effect such treatment shall be made) and (ii) all transactions not in the ordinary course of business occurring after the Closing shall be reported on Buyer's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Buyer or its Affiliates to the extent permitted by law. For purposes of paragraphs (a) and (b), where it is necessary to apportion between the Principal Stockholders and Buyer the Tax liability of an entity for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be apportioned on a daily basis and exemptions, allowances and deductions that are otherwise calculated on an annual basis (such as deductions for depreciation) shall be apportioned on a daily basis; provided, however, that in the event that Buyer determines to file a Tax Return of a Company or Company Subsidiary with respect to a Straddle Period in a manner that is inconsistent with the past practice of such Company or Company Subsidiary, then there shall also be apportioned to Buyer the excess, if any, of the Tax for such Straddle Period that would have been apportioned to the Principal Stockholders in the absence of this proviso over the Tax for such Straddle Period that would have been apportioned to the Principal Stockholders if such Tax Returns had been filed consistent with past practice.

          (d) Any real property transfer or gains tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on Sellers, the Company or any Company Subsidiary by reason of the transactions contemplated by this Agreement shall be borne by Principal Stockholders.

          (e) In determining the Principal Stockholders' liability for income (or similar) Taxes pursuant to Section 10.1(a), the Principal Stockholders shall be credited with the amount of estimated Taxes and any other deposits or prepayments in respect of Taxes paid by or on behalf of the Company and the Company Subsidiaries prior to Closing and any amounts paid in respect of estimated Taxes and any other deposits or prepayments in respect of Taxes by the Principal Stockholders after the Closing (the "Prior Seller Payments").

          (f) The Principal Stockholders and Buyer expressly agree that the Principal Stockholders make no representation, warranty or covenant with respect to the amount of, or the ability of Buyer to utilize, any net operating loss carryovers, net capital loss carryovers, alternative minimum tax loss carryovers, alternative minimum tax credit carryovers or similar items (collectively, the "Tax Attributes") of the Company or any Company Subsidiary at any time. Without limiting the generality of the foregoing, the Principal Stockholders shall have no liability for a reduction in or elimination of any Tax Attribute as a result of income or gain realized by the Company, any Company Subsidiary or any Affiliate thereof on or prior to the Closing Date or as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return relating to taxable years or periods (or portions thereof) that end on or before the Closing Date. In the event that the Principal Stockholders have any liability for Taxes pursuant to Section 10.1(a), any Tax Attributes shall be applied to reduce the Taxes giving rise to such liability to the full extent permitted by law, and the Principal Stockholders shall have no liability to Buyers, its subsidiaries and its Affiliates for any increase in their liability for Taxes pursuant to Section 10.1(b) as a result of such reapplication of Tax Attributes. If Buyer has utilized any Tax Attributes in computing its liability for Taxes pursuant to Section 10.1(b), in determining the liability of the Principal Stockholders pursuant to Section 10.1(a), Buyer shall be treated as if it has not utilized such Tax Attributes and the Principal Stockholders' liability will be reduced by such Tax Attributes (and any other available Tax Attributes).

          Section 10.2. Tax Returns. (a) Except with respect to the Pennsylvania state income and franchise Tax Returns that include Acme Tax, the Principal Stockholders shall prepare or cause to be prepared and file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and each Company Subsidiary for taxable years or periods ending on or before the Closing Date and the Principal Stockholders shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns. Such Tax Returns shall be prepared and filed in good faith in a manner consistent with past practice. To the extent necessary or required by law, Buyer shall cooperate with the Principal Stockholders to effect the filing of any Tax Return described in this Section 10.2(a).

          (b) Buyer shall prepare or cause to be prepared and file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and each Company Subsidiary for taxable years or periods ending after the Closing Date and all

Pennsylvania state income and franchise Tax Returns that include the Acme Tax and Buyer shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns. In preparing any Tax Return for Acme, Massillon or Oneida pursuant to this Section 10.2(b), Buyer shall take (or cause to be taken) the position that the distribution of Class B common stock of The Goodson Holding Company, Inc. to each corporation's stockholder is made pursuant to a plan of liquidation under Section 332 of the Code that occurs in connection with the Section 338(h)(10) election made for each corporation, provided that a plan of liquidation is adopted prior to such distribution, unless required to do otherwise pursuant to a Final Determination.

          (c) Any Tax Return required to be prepared and filed by the Principal Stockholders pursuant to this Section 10.2 shall be submitted to Buyer for Buyer's review not less than 45 days prior to the due date (including extensions) for the filing of such Tax Return. In the event that Buyer objects in good faith to any such Tax Return on the basis that (i) such Tax Return has not been prepared consistent with past practice, (ii) an item or position does not have a reasonable basis or substantial authority or (iii) in connection with such Tax Return, an election is proposed to be made that would apply with respect to a period after the Closing, then such Tax Return shall be revised prior to filing in the manner requested in writing by Buyer with respect to the matters referred to in clauses (i), (ii) and (iii) above; provided, however, that in the event that the Principal Stockholders disagree with Buyer's objection, the parties shall attempt in good faith to resolve the dispute, and failing that, the dispute shall be resolved expeditiously by the Neutral Auditors prior to filing.

          (d)  Any Tax Return required to be filed by Buyer pursuant to this
Section 10.2 with respect to a Straddle Period or the Acme Tax shall be submitted to the Principal Stockholders for the Principal Stockholders' review not less than 45 days prior to the due date (including extensions) for the filing of such Tax Return. In the event that the Principal Stockholders object in good faith to any such Tax Return on the basis that (i) such Tax Return has not been prepared consistent with past practice, (ii) an item or position does not have a reasonable basis or substantial authority, or (iii) in connection with such Tax Return an election is proposed to be made that would apply with respect to a Pre-Closing Taxable Period other than a Straddle Period, such Tax Return shall be revised prior to filing in the manner requested in writing by the Principal Stockholders with respect to such matter; provided, however, that in the event that Buyer disagrees with the Principal Stockholders' objection, the parties shall attempt in good faith to resolve the dispute, and failing that, the dispute shall be resolved expeditiously by the Neutral Auditors prior to filing.

          (e) The Principal Stockholders shall pay Buyer no later than five days prior to the due date (including extensions) of any Tax Return required to be filed, or caused to be filed, by Buyer for a Straddle Period or with respect to the Acme Tax pursuant to this Section 10.2 the Taxes for which the Principal Stockholders are liable pursuant to Section 10.1 in connection with such Tax Return, taking into account any Prior Seller Payments. To the extent that the Principal Stockholders' liability for income Taxes pursuant to Section 10.1(a) for a Straddle Period Tax Return filed by Buyer pursuant to this Section 10.2 is less than the amount of the Prior Seller Payments in respect of such Tax Return, Buyer shall pay the Principal Stockholders the differ-ence within five days after Buyer files, or causes to be filed, the Tax Return relating to such income Taxes.

          (f) None of Buyer or any Affiliate of Buyer shall (or shall cause or permit the Company or any of the Company Subsidiaries to) amend, refile or otherwise modify (except for amendments, refilings and modifications relating to Carryback Refunds) any Tax Return relating in whole or in part to the Company or any of the Company Subsidiaries with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period if such amendment, refiling or modification would increase the amount of Tax for which the Principal Stockholders are responsible under Section 10.1) without the prior written consent of the Principal Stockholders, which consent shall not be unreasonably withheld.

          (g) Within 45 days after the Closing Date, Buyer shall cause the Company and each of the Company Subsidiaries to prepare and provide to the Principal Stockholders (or cause to be prepared and provided by outside experts at the expense of the Principal Stockholders), a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package") required by the Principal Stockholders to enable them to prepare and file all Tax Returns required to be prepared and filed by the Principal Stockholders pursuant to this Section 10.2. The Tax Package shall be prepared in good faith in a manner consistent with past practice.

          Section 10.3. Tax Contests. (a) Buyer shall promptly notify the Principal Stockholders upon receipt of written notice of any Tax Claim relating to the Company or any of the Company Subsidiaries if such Tax Claim could give rise to a claim against Buyer for indemnification pursuant to this Article X and shall thereafter promptly forward to the Principal Stockholders copies of any written communications received from any Governmental Authority by the Company or the Company Subsidiaries in connection with any Tax Claim with respect to which the Principal Stockholders are the Controlling Party; provided, however, that the failure of Buyer to give the Principal Stockholders such prompt notice or to forward such written communications as required herein shall not relieve the Principal Stockholders of any obligations under this Article X, except to the extent that the Principal Stockholders are materially prejudiced thereby. The Principal Stockholders shall promptly notify Buyer upon their receipt of written notice of any Tax Claim relating to the Company or the Company Subsidiaries; provided, however, that the failure of the Principal Stockholders to give the Buyer such prompt notice shall not relieve the Buyer of any obligations under this Article X, except to the extent that the Buyer is materially prejudiced thereby. In the case of any Tax Claim with respect to a proposed assessment described in this Section 10.3, the Controlling Party shall be entitled to appoint legal counsel of its choice at its expense and shall control the conduct of the Tax Claim; provided, however, that in the case of any Tax Claim with respect to a Pre-Closing Taxable Period or a Straddle Period, (i) the Controlling Party shall provide the Noncontrolling Party with a timely and reasonably detailed account of each stage of such Tax Claim and a copy of the portions of all documents relating to such Tax Claim which are relevant to any Tax for which the Noncontrolling Party may be required to indemnify or may otherwise be liable, (ii) the Controlling Party shall consult with the Noncontrolling Party before taking any significant action in connection with such Tax Claim that might adversely affect the Noncontrolling Party, (iii) the Controlling Party shall consult with the Noncontrolling Party and offer the Noncontrolling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Claim (including, to the extent practicable, any documents furnished to the applicable Governmental Authority in connection with any discovery request) to the extent such materials concern matters in such Tax Claim that could adversely affect the Noncontrolling Party, (iv) the Controlling Party shall defend such Tax Claim diligently and in good faith as if the Controlling Party were the only party in interest in connection with such Tax Claim, and the Noncontrolling Party shall reasonably facilitate to the extent requested by the Controlling Party, and shall not impede, such Tax Claim, (v) the Controlling Party shall not settle, compromise or abandon any such Tax Claim without obtaining the prior written consent, which consent shall not be unreasonably withheld, of the Noncontrolling Party if such settlement, compromise or abandonment could have an adverse impact on the Noncontrolling Party. In the event that the Noncontrolling Party reasonably withholds such consent pursuant to the preceding clause (v), the Noncontrolling Party may assume the defense of the Tax Claim at its expense and the Controlling Party's liability with respect thereto shall not exceed the amount of liability that the Controlling Party would have had under the proposed settlement. Buyer shall have the sole right to represent the Company and each of the Company Subsidiaries' interests in any Tax Claim relating to a taxable period that begins after the Closing Date, and the Principal Stockholders shall have the sole right to represent the Company and each of the Company Subsidiaries' interests in any Tax Claim relating to a Pre-Closing Taxable Period (other than a Straddle Period).

          (b) If the Taxes of the Company or the Company Subsidiaries are redetermined for a Pre-Closing Taxable Period or Straddle Period as part of a Final Determination, then the Company or the applicable Company Subsidiary shall timely remit to the applicable Governmental Authority the amount required to be so remitted pursuant to such Final Determination, and the Principal Stockholders shall pay Buyer the amount of Tax for which the Principal Stockholders are responsible pursuant to Section 10.1 five days prior to the date that such amount is due to the applicable Governmental Authority, except to the extent provided in Section 10.1(f).

          Section 10.4. Assistance and Cooperation. After the Closing Date, each of the Principal Stockholders and Buyer shall (and shall cause their respective Affiliates to):

          (a) to the extent permitted by law, timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) Taxes described in Section 10.1(d) (relating to sales, transfer and similar Taxes);

          (b) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 10.2;

          (c) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and each Company Subsidiary; and

          (d) make available to the other and to any taxing authority as reasonably requested in connection with any Tax Return described in Section 10.2 or any audit or other proceeding described in Section 10.3, all information relating to any Taxes or Tax Returns of the Company and each of the Company Subsidiaries.

          Section 10.5. Adjustment to Purchase Price. For all Tax purposes, any payment by Buyer or the Principal Stockholders under this Agreement will be treated as an adjustment to the Purchase Price and will not be treated as ordinary income by the Buyer or the Principal Stockholders.

          Section 10.6. Survival of Obligations. Notwithstanding anything to the contrary in this Agreement, and notwithstanding Article IX, the obligation of the parties set forth in this Article X shall be unconditional and absolute and shall remain in effect until 90 days after the expiration of the applicable statute of limitations (including extensions).

          Section 10.7. Section 338 Election; Allocation Schedule. (a) Except with respect to Acme, Oneida and Massillon, with respect to which an election under Section 338(h)(10) of the Code (and any comparable provisions of state and local law) is made, Buyer shall neither make nor allow the Company or the Company Subsidiaries to make, and Buyer shall neither take any action nor allow the Company or the Company Subsidiaries to take any action which would result in the making of, any election under Section 338 of the Code (or any comparable provisions of state tax law) in connection with the Stock Purchase. Within 60 days following the Closing Date, with respect to the sale of the stock of MGE, Acme, Oneida and Massillon, Buyer and the Principal Stockholders shall negotiate in good faith and agree on a schedule (the "Allocation Schedule") allocating in the case of Acme, Oneida and Massillon, the modified adjusted deemed sales price of each of Acme, Oneida and Massillon, as defined in Treasury Regulation Section 1.338(h)(10)-1(f) and, in the case of MGE, the portion of the purchase price allocated to MGE. The Allocation Schedule shall be reasonable, shall be based on fair market values and shall be prepared in accordance with Section 338(h)(10) of the Code and the regulations thereunder (in the case of Acme, Oneida and Massillon) and Section 1060 of the Code (in the case of MGE). Each of Buyer and the Principal Stockholders agrees to file all Tax Returns in accordance with the Allocation Schedule. Any reference in this Agreement, the Disclosure Schedule or any Purchase Agreement to an election with respect to Acme under Section 338(h)(10) of the Code (or any comparable provision of state or local law) shall also be treated as a reference to such an election with respect to Town Talk Newspapers, Inc.

          (b) The parties hereby agree that the aggregate fair market value of the stock of each of Acme, Oneida, Massillon and MGE, respectively, is set forth on Section 10.7 of the Disclosure Schedule. All allocations by the parties for purposes of Section 338 of the Code shall be made consistent with such agreement, unless the parties otherwise agree in writing.

          Section 10.8. Resolution of Disagreements Among Principal Stockholders and Buyer. If Principal Stockholders and Buyer disagree as to the amount of Taxes for which each is liable under this Agreement or to any item in the Allocation Schedule, Principal Stockholders and Buyer shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 15 days of the date of consultation, the Neutral Auditors will act as an arbitrator to resolve such points of disagreement with respect to this Agreement.

          Section 10.9. Tax Sharing Agreements. Any and all agreements or arrangements with respect to the sharing or allocation of Taxes between the Company and the Company Subsidiaries, on the one hand, and any other person, on the other hand, shall be terminated on the Closing Date. From and after such date, neither the Company and the Company Subsidiaries, on the one hand, nor any other person, on the other hand, shall have any further rights or liabilities thereunder against the other.

          Section 10.10. Information. Notwithstanding any other provision, no Person shall have any right to receive or obtain any information, or have any rights with respect to, any information relating to consolidated, combined or unitary Taxes of Buyer or any of its subsidiaries (if such Person is acting on behalf of a Seller) or of any Seller (if such Person is acting on behalf of Buyer or any of its subsidiaries or Affiliates) other than information relating solely to items of the Company or the Company Subsidiaries.

          Section 10.11.    Definitions.

          (a) "Controlling Party" shall mean (x) the Principal Stockholders for any audit or proceeding relating to a Pre-Closing Taxable Period and (y) Buyer for any audit or proceeding relating to a Straddle Period.

          (b) "Final Determination" shall mean the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period, (i) by Internal Revenue Service Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state or local taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the taxing authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the laws of a state or local taxing jurisdiction; (iv) by any allowance of a refund or credit in respect of an overpayment of income Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing such income Tax; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

          (c) "Noncontrolling Party" shall mean (y) the Principal Stockholders in the case of audits or proceedings with respect to which Buyer is the Controlling Party and (z) Buyer in the case of audits or proceedings with respect to which the Principal Stockholders are the Controlling Party.

          (d) "Post-Closing Taxable Period" shall mean any taxable year or period that begins (or is deemed to begin) after the Closing Date.

          (e) "Pre-Closing Taxable Period" shall mean any taxable year or period that ends (or is deemed to end) on or before the Closing Date.

          (f) "Straddle Period" shall mean any taxable year or period beginning before and ending after the Closing Date.

          (g)  "Tax Attribute" shall have the meaning set forth in Section
10.1(f).

          (h) "Tax Claim" shall mean a notice of Tax deficiency, proposed Tax adjustment, Tax assessment, Tax audit, Tax examination or other administrative or court proceeding, suit, dispute or other claim with respect to Taxes.

          (i) "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto) including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (j) "Taxes" means (i) all taxes (whether federal, state, local or foreign) based upon or measured by income or any other tax, custom, duty, governmental fee or similar assessment or charge of any kind whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, real property, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with any interest, penalties, additions to tax or additional amount imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.


                                   ARTICLE XI

                                  Miscellaneous

          Section 11.1. Counterparts. This Agreement and each Purchase Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 11.2. Governing Law; Consent to Jurisdiction. (a) THIS AGREEMENT AND EACH PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          (b) THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY HAVING SUBJECT MATTER JURISDICTION IN A DISPUTE ARISING UNDER THIS AGREEMENT AND ANY OF THE PURCHASE AGREEMENTS AND THE PARTIES HEREBY WAIVE ANY OBJECTION TO THE PERSONAL JURISDICTION OR VENUE AS TO SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, AND THE PARTIES AGREE FURTHER THAT SERVICE

OF PROCESS OR NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE IF IN WRITING AND SENT BY HAND OR OVERNIGHT COURIER SERVICE, AS PROVIDED IN
SECTION 11.9 HEREOF.

          Section 11.3. Entire Agreement. This Agreement and the schedules, annexes and exhibits hereto, together with the Purchase Agreements and the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the matters contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, parties to the Purchase Agreements specified above who are not parties to this Agreement shall not be deemed to be parties hereto or to be subject to any liabilities or obligations of any nature whatsoever hereunder, except as specifically contemplated by such agreements.

          Section 11.4. Expenses. Except as set forth in this Agreement or any of the Purchase Agreements, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Sellers, if incurred by the Seller Group, and by Buyer, if incurred by Buyer and its affiliates.

          Section 11.5. Specific Performance. Sellers and Buyer each acknowledge that, in view of the uniqueness of the Company, there would not be an adequate remedy at law for money damages in the event that this Agreement or any of the Purchase Agreements were not performed in accordance with its terms, and therefore Sellers, on the one hand, and Buyer, on the other hand, agree that the other shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

          Section 11.6. Interpretation. Any certificate signed by any officer of any party hereto pursuant to this Agreement or any Purchase Agreement shall be deemed a representation and warranty by the Principal Stockholders party as to the matters covered thereby. Whenever this Agreement or any Purchase Agreement refers to Seller or Sellers, such reference shall, unless this Agreement or such Purchase Agreement expressly provides to the contrary, be deemed an act, obligation, representation of, or other matter of or relating to, as the case may be, (i) each Seller and (ii) all Sellers jointly and severally. Whenever this Agreement or any Purchase Agreement refers to the "knowledge of the Company" or to the "Company's knowledge," such reference shall mean the knowledge of any Seller or David Hurwitz, David Carr, Roy Cockburn, Michael Tannler, Benjamin Kowalczyk or any publisher of any of the Newspapers, in each case after due inquiry.

          Section 11.7. Successors and Assigns. Neither this Agreement nor any Purchase Agreement may be assigned by any party (except by operation of law) and shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns; provided, however, that Buyer may assign its rights under this Agreement or any Purchase Agreement to any of its affiliates; provided, further, however, that any such assignment shall not relieve Buyer of its obligations hereunder or thereunder.

          Section 11.8. No Third-Party Beneficiaries. This Agreement and each Purchase Agreement is being entered into solely for the benefit of the parties hereto, and the parties do not intend that any employee or any other Person shall be a third-party beneficiary of the covenants and agreements by Sellers or Buyer contained in this Agreement or any Purchase Agreement.

          Section 11.9. Notices. All notices hereunder or under any Purchase Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by hand or by overnight courier service to the appropriate address as set forth below. Notices to any Seller or to the Designated Stockholder shall be addressed to the Designated Stockholder at:

              Richard G. Schneidman
              c/o Anchin,  Block & Anchin LLP
              1375 Broadway
              New York, New York  10018
              Telecopy:  (212) 840-7066

         with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              919 Third Avenue
              New York, New York  10022
              Attention:  Nancy Lieberman, Esq.
              Telecopy:  (212) 735-2000

or at such other address and to the attention of such other person as the Designated Stockholder may designate by written notice to the other parties to this Agreement.

         Notices to Buyer shall be addressed to:

              c/o Journal Register Company
              State Street Square
              50 West State Street
              Trenton, New Jersey  08608-1298
              Attention:  Jean B. Clifton
              Telecopy:  (609) 396-8731

         with a copy to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York  10019
              Attention:  Andrew R. Brownstein, Esq.
              Telecopy:  (212) 403-2000

or at such other address and to the attention of such other person as Buyer may designate by written notice to the other parties to this Agreement. The Designated Stockholder shall maintain a current list of the names, addresses and telecopier numbers for all Principal Stockholders, and shall make such list available to Buyer from time to time upon request.

Any notice shall be deemed to have been served or given as of the date such notice is personally delivered or one business day after it is sent by overnight courier.

          Section 11.10. Designated Stockholder. Richard G. Schneidman shall be the Designated Stockholder for purposes of this Agreement and each Purchase Agreement. Each Seller hereby represents and warrants that such Seller has executed an irrevocable Power of Attorney in substantially the form attached as Annex F hereto appointing Richard G. Schneidman as the Designated Stockholder. Following execution of this Agreement, (i) any action required to be taken pursuant to this Agreement or any Purchase Agreement by the Designated Stockholder or (ii) any action required to be taken pursuant to this Agreement or any Purchase Agreement by Sellers for purposes of amending, waiving, terminating, negotiating, resolving claims or disputes relating to, making determinations relating to or otherwise administering matters relating to, such agreements (including determinations as to the satisfaction or waiver of conditions), shall be taken exclusively by the Designated Stockholder on behalf of Sellers, and the Designated Stockholder's actions and decisions in such regard shall be binding and conclusive on all Sellers. If Richard G. Schneidman shall be unable to serve as Designated Stockholder (including by reason of disability or incapacity), Marvin Goodson shall replace him as Designated Stockholder.

          Section 11.11. Additional Sellers, If Any. Sellers agree to cause any person who, following execution of this Agreement and prior to the Closing, becomes a holder of Class C Shares or Class D Shares, to become a party to this Agreement and to the applicable Purchase Agreements by executing and delivering to Buyer counterpart copies of such agreements in their capacity as Sellers.

          Section 11.12. Further Assurances. Each Seller agrees that, from time to time, whether at or after the Closing Date, it will execute and deliver such further instruments of conveyance and transfer and take such other action as is necessary to carry out the terms of this Agreement and each Purchase Agreement. Buyer and each Seller further agrees that it will not take any action which will prevent its performance of this Agreement or any Purchase Agreement in accordance with its terms.

          Section 11.13. Effect of Headings. The descriptive headings contained herein and in each Purchase Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any Purchase Agreement.

          Section 11.14. Duplicative Payments. Nothing in this Agreement is intended to provide that either party shall be entitled to any payment, whether as a purchase price adjustment, indemnification or payment, or payment for loss or damage or otherwise, to the extent such payment is for an amount which has otherwise been paid pursuant to a separate provision of this Agreement. Buyer and Sellers agree that no party is entitled to be paid twice for the same matter or obligation, notwithstanding any provision to the contrary in this Agreement.

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                             JOURNAL REGISTER COMPANY


                             By: /s/ Robert M. Jelenic
                             Name: Robert M. Jelenic
                             Title: President and Chief Executive Officer

                             ESTATE OF MARK GOODSON


                               /s/ Marvin Goodson
                               Marvin Goodson, as Co-Executor

                              /s/ Richard G. Schneidman
                              Richard G. Schneidman, as Co-Executor

                              /s/ Jeremy Shamos
                              Jeremy Shamos, as Co-Executor

                             FF&E TRUST

                              /s/ Marvin Goodson
                              Marvin Goodson, as Trustee

                              /s/ Royal E. Blakeman
                              Royal E. Blakeman, as Trustee

                              /s/ Jeremy Shamos
                              Jeremy Shamos, as Trustee

                              GRANNY FANNIE TRUSTS

                              /s/ Marvin Goodson
                              Marvin Goodson, as Trustee

                              /s/ Royal E. Blakeman
                              Royal E. Blakeman, as Trustee

                              /s/ Jeremy Shamos
                              Jeremy Shamos, as Trustee


                      As Trustees of the following Trusts:



                  Mission Trust     Orange Trust      Sonoma Trust
                  Ocean Trust       Hampton Trust     Onondaga Trust
                  Robertson Trust   Bayshore Trust    Brighton Trust
                  Firestone Trust   Highland Trust    Rockland Trust
                  Olympic Trust     Slauson Trust     Palm Trust
                  Victory Trust     Oswego Trust


                             MARK I COMMUNICATIONS MANAGEMENT
                              INCENTIVE TRUST

                                /s/ David Hurwitz
                              David Hurwitz, as Trustee

                               /s/ Marvin Goodson
                              Marvin Goodson, as Trustee

                            PARENT ENTERPRISES, INC.

                              By:/s/ Richard G. Schneidman
                              Name:  Richard G. Schneidman
                              Title:  Vice President and Secretary

                               OTHER STOCKHOLDERS

                                /s/ David B. Carr
                                  David B. Carr

                                /s/ Roy M. Cockburn
                                  Roy M. Cockburn

                                /s/ Thomas P. Geyer
                                  Thomas P. Geyer

                             DESIGNATED STOCKHOLDER

                              /s/ Richard G. Schneidman
                              Name:Richard G. Schneidman
                              Title: Executor of the Estate of Mark
                                     Goodson and Trustee of the FF&E
                                     Trust and the Granny Fannie Trusts

                           MARJORIE GOODSON CUTT 1995
                             REVOCABLE TRUST

                              /s/ Richard G. Schneidman
                              Richard G. Schneidman, as Co-Trustee

                              /s/ Marjorie Goodson Cutt

                              Marjorie Goodson Cutt, as Co-Trustee

                                 /s/ Jill Bishop
                                   Jill Bishop

                              /s/ Jonathan Goodson
                                Jonathan Goodson

                                     ANNEX A



The Estate of Mark Goodson

The FF&E Trust

The Granny Fannie Trusts

      Which consist of the following trusts:

      Mission Trust   Orange Trust     Sonoma Trust
      Ocean Trust     Hampton Trust    Onondaga Trust
      Robertson Trust Bayshore Trust   Brighton Trust
      Firestone Trust Highland Trust   Rockland Trust
      Olympic Trust   Slauson Trust    Palm Trust
      Victory Trust   Oswego Trust

                          ANNEX B



Mark I Communications Management Incentive Trust

Parent Enterprises, Inc.

Marjorie Goodson Cutt 1995 Revocable Trust

David B. Carr

Roy Cockburn

Thomas P. Geyer

Jonathan Goodson

Jill Bishop

                          ANNEX C

                [FORM OF LETTER OF CREDIT]

                 STANDBY LETTER OF CREDIT



Letter of Credit No. __________

__________ __, 1998

[Buyer]
[Address]

Ladies and Gentlemen:

         1. By order of the [Designated Stockholder] (the ["Designated Stockholder"]), the undersigned (the "Bank") hereby issues its standby letter of credit No. ______ in your favor for a maximum amount (the "Stated Amount") not to exceed US$10,000,000 (TEN MILLION DOLLARS). This Letter of Credit is irrevocable. The purpose of this Letter of Credit is to provide payment to you of certain contingent indemnification obligations under that certain Master Agreement, dated as of May __, 1998, by and among you, [the Designated Stockholder] and the other parties thereto (the "Master Agreement").

         2. Until the Expiration Date (as hereafter defined), you may draw on this Letter of Credit (i) on any one or more occasions (each, an "L/C Drawing"),
(ii) only for an aggregate amount under all L/C Drawings not in excess of the Stated Amount, and (iii) only upon presentation at the time of each L/C Drawing of your sight draft and a Litigation Certificate or Resolution Certificate, as provided in paragraph 3 below. This Letter of Credit is effective immediately and expires at the close of business on the Expiration Date (as defined below). The obligation of the Bank under this Letter of Credit is an individual obligation of the Bank and is in no way contingent upon reimbursement with respect thereto.

         3. Amounts under this Letter of Credit will be made available to you until the Expiration Date upon your delivery of (i) your sight draft drawn on the Bank, stating on its face: "Drawn under Letter of Credit No. ______ issued by [Issuing Bank]" and (ii) either (a) a certificate in the form of Annex 1 (a "Litigation Certificate"), completed and signed by you, and with the required attachment, or (b) a certificate in the form of Annex 2 (a "Resolution Certificate"), completed and signed by you and [the Designated Stockholder]. Such sight draft and Litigation Certificate or Resolution Certificate shall be dated the date of presentation and shall be made between the hours of 9:00 a.m. and 5:00 p.m., New York time, at the Bank's offices at _____________________ _________________, referencing Letter of Credit No. _____.

         4. Subject to extension pursuant to Paragraph 5 below, this Letter of Credit shall automatically terminate on the date (the "Expiration Date") which is the earliest of (i) the date on which the Bank honors one or more L/C Drawings that in the aggregate (together with all prior L/C Drawings) are equal to the Stated Amount, (ii) [one year after closing], 1999 (such date, as it may be extended pursuant to paragraph 5, "Outside Expiration Date") and (iii) the date on which the Bank receives a notice in the form of Annex 3 (a "Notice of Termination") signed by you and [the Designated Stockholder]. Upon such termination, you shall deliver this Letter of Credit to the Bank for cancellation, but delivery or non-delivery of this Letter of Credit shall not in any event affect the termination hereof.

         5. If, at any time prior to the Expiration Date, the Bank receives a certificate in the form of Annex 4 (a "Pending Claim Certificate") signed by you, (i) the then effective Outside Expiration Date of this Letter of Credit shall be automatically extended 360 days and (ii) if the remaining availability hereunder at such date exceeds the amount set forth in the Pending Claim Certificate, the availability shall be automatically reduced to the amount set forth in such Pending Claim Certificate*. You may present one or more Pending Claim Certificates under this Letter of Credit.

         6. Provided that the sight draft and the Litigation Certificate or the Resolution Certificate, as the case may be, presented in connection with an L/C Drawing conform to the terms and conditions of this Letter of Credit: (i) if the L/C Drawing is made by you hereunder at or prior to _____p.m. New York time on a Business Day (as hereinafter defined), payment shall be made to you or to your order of the amount specified, in immediately available funds, on the same Business Day; and (ii) if the L/C Drawing is made by you hereunder after _____ p.m. New York time on a Business Day, payment shall be made to you of the amount specified, in immediately available funds, on the next succeeding Business Day. If requested by you, payment under this Letter of Credit may be made by wire transfer of federal funds of United States dollars to your account in the United States or by deposit of immediately available funds into an account designated by you and maintained with the Bank. As used herein "Business Day" means a day that is not a Saturday or Sunday or other day on which banks located in New York, New York are authorized or required by law, regulation or executive order to close.

         7. All documents presented to the Bank in connection with your demands for payment hereunder, as well as all notices and other communications to the Bank in respect of this Letter of Credit, shall be in writing addressed to ____ _____________________________________, referencing letter of Credit No. _____.

         8. Only you may make an L/C Drawing under this Letter of Credit. By paying to you the amount demanded in accordance herewith, the Bank makes no representation as to the correctness of the amount demanded.


__________________________

* If Issuing Bank will not agree to automatically extend the outside Expiration Date upon Buyer's delivery of a Pending Claim Certificate, the Letter of Credit shall permit Buyer to make an L/C Drawing for the amount subject to the pending claim in the event the L/C is not in fact extended as provided in paragraph 5 upon presentation of a Pending Claim Certificate. Promptly upon any such drawing, Buyer and the Principal Stockholders shall enter into an Escrow Agreement substantially in the form attached hereto and Buyer shall deposit the L/C Drawing proceeds into the escrow created thereby.

         9. This Letter of Credit sets forth in full the Bank's undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except only the Annexes hereto, and the sight draft and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

         10. This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision) (the "UCP"), International Chamber of Commerce Publication 500.

Very truly yours,





By______________________
  Title:

                                   Annex 1 to
                            Letter of Credit No. ___

                             LITIGATION CERTIFICATE


         The undersigned, a duly authorized officer of [Buyer], a Delaware corporation ("[Buyer]"), hereby certifies to (the "Bank"), with reference to Letter of Credit No. _______ (the "Letter of Credit"), that

          (a) attached hereto is a final order of a court of competent jurisdiction which order provides that [Buyer] is entitled to payment of US$_________ (the "Owed Amount") pursuant to that certain Master Agreement, dated as of May __,1998, by and among [Buyer], [the Designated Stockholder] and the other parties thereto; and

          (b) the dollar amount of the sight draft accompanying this Certificate, US$_____________, is less than or equal to the Owed Amount and is an amount that, in the aggregate with all other prior drawings (if any) under the Letter of Credit, is not in excess of the Stated Amount of the Letter of Credit (as defined therein); and

          (c) a copy of this Litigation Certificate and the related attachments have been delivered to [the Designated Stockholder].

         IN WITNESS WHEREOF, [Buyer] has executed and delivered this Certificate as of the___day of ___, 19__.


                           Very truly yours,

                           [Buyer]


                           By:__________________________
                              (Insert Name and Title of
                              Authorized Officer)

                                   Annex 2 to
                             Letter of Credit No.__
                             RESOLUTION CERTIFICATE


         The undersigned, [Buyer], a Delaware corporation ("[Buyer]"), and [Designated Stockholder] , a Delaware corporation ("Designated Stockholder"), hereby jointly certify, with reference to Letter of Credit No. _______
(the "Letter of Credit"), that:

Section 12.

          (a) (i) [Buyer] and [Designated Stockholder] have resolved certain issues related to that certain Master Agreement, dated as of May __, 1998, by and among [Buyer], [the Designated Stockholder] and the other parties thereto and (ii) the agreed amount payable to [Buyer] as a result of such resolution is US$___________ (the "Owed Amount"); and

          (b) The dollar amount of the sight draft accompanying this Certificate, US$_____________, is less than or equal to the Owed Amount and is an amount that, in the aggregate with all other prior drawings (if any) under the Letter of Credit, is not in excess of the Stated Amount of the Letter of Credit (as defined therein).

         This Certificate may be delivered in counterparts, provided that unless counterparts signed by both [Buyer] and [Designated Stockholder] are received by [the Issuing Bank] in accordance with the terms of the Letter of Credit, the drawing under the Letter of Credit requested hereby shall not be honored.

         IN WITNESS WHEREOF, [Buyer] and [Designated Stockholder] have each executed and delivered this Certificate as of the day of__, 19__.


                           Very truly yours,

                           [Buyer]


                           By:________________________
                              (Insert Name and Title of
                              Authorized Officer)


                            [Designated Stockholder]



                           By:________________________
                              (Insert Name and Title of
                              Authorized Officer)

                                   Annex 3 to
                             Letter of Credit No.__

                              NOTICE OF TERMINATION

         The undersigned, a duly authorized officer of [Buyer], a Delaware corporation ("[Buyer]") hereby certifies to [Issuing Bank] (the "Bank"), with reference to Letter of Credit No. _______ (the "Letter of Credit"), that the Letter of Credit is to be terminated forthwith. The original Letter of Credit is attached to this Notice.

         IN WITNESS WHEREOF, [Buyer] has executed and delivered this Certificate as of the ___ day of___, 19__.

                            Very truly yours,

                           [Buyer]



                           By:___________________________
                              (Insert Name and Title of
                              Authorized Officer)

                                   Annex 4 to
                           Letter of Credit No. ______

                            PENDING CLAIM CERTIFICATE

         The undersigned, a duly authorized officer of [Buyer], Delaware Corporation ("[Buyer]"), hereby certifies to [the Issuing Bank], with reference to Letter of Credit No. _______ (the "Letter of Credit"), that

          (a) pursuant to that certain Master Agreement dated as of May __, 1998, by and among [Buyer], [the Designated Stockholder], and the other parties thereto (the "Master Agreement"), Buyer has asserted bona fide pending claims in the amount of US$_________ (the "Pending Claims Amount") for which it is, in accordance with the provisions of the Master Agreement, entitled to indemnification; and

          (b) the date on which this Certificate is being delivered is no later than the Outside Expiration Date (as defined the Letter of Credit) as in effect immediately prior to the delivery hereof.

If the remaining availability under the Letter of Credit exceeds the Pending Claims Amount stated above, the undersigned hereby authorizes and directs you to reduce the remaining availability thereunder to the Pending Claims Amount as so stated above.

         IN WITNESS WHEREOF, [Buyer] has executed and delivered this Certificate as of the ______ day of _____________, 19__.


                       Very truly yours,

                       [Buyer]


                       By:____________________________
                          (Insert Name and Title of
                           Authorized Officer)

                                ESCROW AGREEMENT


         ESCROW AGREEMENT, dated as of _________, 199_, by and among _________, a Delaware corporation ("Buyer"), the Principal Stockholders listed on the signature pages hereto (the "Principal Stockholders"), _________, as the Designated Stockholder (the "Designated Stockholder") and ___________________ (the "Escrow Agent").

         Upon the terms and subject to the conditions of that certain Master Agreement (the "Master Agreement"), dated as of May __, 1998, by and among the Principal Stockholders, the Designated Stockholder, the other sellers party thereto (together with the Principal Stockholders, the "Sellers") and Buyer, and certain related Purchase Agreements by and among Buyer and the Sellers (collectively, the "Purchase Agreements"), the Sellers are, as of the date hereof, selling to Buyer, and Buyer is purchasing and acquiring from the Sellers, all of the Sellers' right, title and interest in and to the Mark I Shares, the MGE Shares, the Massillon Shares, the Acme Shares and the Oneida Shares. Pursuant to the Master Agreement, Buyer is as of the date hereof depositing the sum of $10,000,000 with the Escrow Agent in order to secure certain potential indemnity obligations of the Principal Stockholders to Buyer Indemnitees as set forth in Section 3 below. Buyer and the Principal Stockholders understand and agree that the indemnification by the Principal Stockholders of Buyer Indemnities is not limited to the amount of the Escrowed Cash, and this Agreement is without prejudice to any rights Buyer may have under the Master Agreement, applicable law or otherwise.

         Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Master Agreement. The Designated Stockholder is authorized to act on behalf of the Principal Stockholders for all purposes under this Escrow Agreement.

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Appointment and Agreement of Escrow Agent. [Escrow Agent] is hereby appointed as, and [Escrow Agent] hereby agrees to perform the duties of, Escrow Agent under this Escrow Agreement. This Escrow Agreement shall be administered at and funds held in New York, New York, by the Escrow Department of the Escrow Agent, currently located at _______________________.

         2. Deposit of Escrowed Cash. Buyer has, concurrently with the execution and delivery of this Agreement, delivered [$10,000,000] in cash to the Escrow Agent for deposit in escrow pursuant to the provisions hereof (the "Aggregate Principal Amount"). The Aggregate Principal Amount of cash so delivered to the Escrow Agent for deposit, plus all interest and other income accrued with respect thereto ("Income"), is hereinafter referred to as the "Escrowed Cash".

         3. Covered Liabilities. This Escrow Agreement has been executed and the deposit of the Escrowed Cash hereunder is made for the purpose of providing for the payment of indemnity obligations to Buyer pursuant to Articles IX and X of the Master Agreement (such obligations, the "Covered Liabilities").

         4. Delivery of Escrowed Cash. Whenever the Escrow Agent receives either:

           (i) a certificate signed by Buyer and the Designated Stockholder, certifying, or

           (ii) a certificate signed by Buyer attaching a copy of a final judgment or award determining,

that Buyer has incurred Covered Liabilities and specifying the amount thereof, the Escrow Agent shall deliver to Buyer an amount in cash equal to the lesser of
(1) the amount of the Covered Liabilities as set forth in such certificate or judgment or award and (2) the amount of Escrowed Cash then held by the Escrow Agent.

          5. Investment of Escrowed Cash. (a) Escrowed Cash (including any Reserved Amounts, as defined in Section 7(a)) shall, upon the written direction of the Designated Stockholder, be invested by the Escrow Agent from time to time in securities designated thereby which are

           (i) obligations of or guaranteed by the United States Government with a maturity date not longer than 180 days from the date of purchase,

           (ii) certificates of deposit maturing within 180 days issued by any commercial bank, having a combined capital and surplus in excess of $100,000,000 organized under the laws of any state of the United States or any political subdivision thereof, or

           (iii) commercial paper of companies organized under the laws of any state of the United States or any political subdivision thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc., equal to the highest rating assigned by such organization.

          (b) Whenever the Escrow Agent is required to deliver Escrowed Cash to Buyer pursuant to Section 4 or to the Designated Stockholder pursuant to Section 9, the Escrow Agent shall, if the cash held by it hereunder is insufficient for such purpose, liquidate such of the securities held hereunder as the Designated Stockholder selects or, in the lack of such selection, in the order of maturity, in order to make the delivery required by Section 4 or Section 9. When trading investments, the Escrow Agent may use its own bond department or that of any affiliate. The Escrow Agent shall not be liable for any diminution in the Escrowed Cash due to losses resulting from investments or their liquidation.

         6. Termination of Escrow. (a) On the first anniversary of the date hereof (the "Distribution Date"), the Escrow Agent (i) shall set aside from the funds on deposit the Reserved

Amount and (ii) shall distribute to the Designated Stockholder all amounts remaining on deposit after reduction for the amounts set aside pursuant to clause (i) of this sentence. The Escrow Agent is authorized to liquidate the securities (other than securities set aside for the benefit of Buyer or pursuant to Section 7(a)) held hereunder (unless directed in writing by the Designated Stockholder to distribute such securities in some other specified manner) to the extent necessary to distribute to the Designated Stockholder the Escrowed Cash as provided for in the preceding sentence.

         (b) This Escrow Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of a written notice of termination executed by Buyer and the Designated Stockholder directing the distribution of all property then held by the Escrow Agent under and pursuant to this Escrow Agreement. This Escrow Agreement shall automatically terminate if and when all the Escrowed Cash (and all the securities in which any of the Escrowed Cash shall have been invested) has been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

         7. Retention of Escrowed Cash Following the Distribution Date. (a) In the event that, at the Distribution Date, Buyer has incurred any Covered Liabilities, or there is pending any claim for Buyer Damages made in accordance with Article IX of the Master Agreement or for indemnification pursuant to
Article X thereof ("Tax Indemnification"), then Buyer may, not later than the second business day immediately prior to the Distribution Date, notify the Escrow Agent and the Designated Stockholder to such effect in writing, which written notice shall describe (such description to be without prejudice to or waiver of any rights of Buyer under the Master Agreement or otherwise, including to pursue a different amount or basis thereafter) in reasonable detail the nature of each such Covered Liability (or pending claim for Buyer Damages or Tax Indemnification), the facts and circumstances which give rise to each such Covered Liability (or pending claim for Buyer Damages or Tax Indemnification) and the sections of the Master Agreement with respect to which such item may be a Covered Liability, and the amount of each such Covered Liability (or, in the case of a pending claim for Buyer Damages or Tax Indemnification, Buyer's good faith reasonable estimate of the amount of such claim). The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by Buyer to the Designated Stockholder, but agrees to forward to the Designated Stockholder promptly, by first class mail, a copy of the notice received by it. On the Distribution Date, the Escrow Agent shall set aside and reserve Escrowed Cash in an amount equal to the total of the amounts set forth in such written notice with respect to the claim or claims described therein (whether incurred or pending) (such amount so set aside and reserved pursuant to the provisions of this Section 7(a) being herein called the "Reserved Amount").

         (b) Any portion of the Reserved Amount retained by the Escrow Agent shall be distributed to the Designated Stockholder in accordance with the provisions hereof upon the resolution or disposition (including by virtue of a judgment or award so stating) of all such outstanding claims against which the Reserve Amount was (in whole or in part) reserved, and the payment, if any, of Escrowed Cash with respect thereto pursuant to Section 4.

         8. Taxation of Escrowed Cash. Each Principal Stockholder shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. The parties agree that, upon termination of the Escrow pursuant to Section 6, the Principal Stockholders shall at that time become, for federal and state tax purposes, the owners of their respective pro rata shares (as set forth on Schedule I hereto) (the "Pro Rata Shares") of any remaining Escrowed Cash. The Principal Stockholders shall also become, for federal and state tax purposes, the owners of their respective Pro Rata Shares of any Reserved Amount but only at such time as such amount is distributed to them pursuant to Section 7(b). Notwithstanding the foregoing, the Principal Stockholders agree that they shall include their respective Pro Rata Shares of the net taxable Income of the Escrow in their gross income for the taxable year ending December 31 in which such Income is received (the "Taxable Year"), without regard to whether such Income is received by the Principal Stockholders in such Taxable Year pursuant to Section 6 or 7(b).

         9. No Transfer of Escrowed Cash. While the Escrow Agent continues to hold Escrowed Cash, the Principal Stockholders shall not transfer, sell, pledge or otherwise dispose of their rights to any Escrowed Cash or any of the securities in which Escrowed Cash is invested pursuant to Section 5, except that such rights may be transferred, subject to the provisions of this Escrow Agreement, by will or the laws of descent and distribution.

         10. Notices and Distributions. Any and all notices or other instruments or papers to be sent to any party hereto shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by documented overnight delivery service or, to the extent receipt is confirmed and a copy also sent thereafter by personal delivery or documented overnight delivery service, telecopy, telefax or other electronic transmission service to the address or number set forth below pending designation in writing of another address. Any distributions of cash or securities to the Designated Stockholder or Buyer hereunder shall be made, unless otherwise previously instructed by the intended recipient thereof, if in cash, by bank checks of the Escrow Agent payable to the order of the Designated Stockholder or Buyer, as the case may be, or, if in physical securities, the physical securities in good deliverable form, sent by registered mail or nationally recognized overnight courier service, to their respective addresses below pending designation in writing of another address.

         (a)  If to the Designated Stockholder:







         (b) If to the Escrow Agent:

         (c) If to Buyer:







         11. Escrow Agent's Liability. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine, and to be signed or presented by the proper person, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Escrow Agreement, except for its own gross negligence or willful misconduct. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

         12. Escrow Agent to Follow Instructions of Buyer and the Designated Stockholder. Notwithstanding any provision herein contained to the contrary, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrowed Cash (and the securities in which any of the Escrowed Cash has been invested) as shall be agreed to in writing by Buyer and the Designated Stockholder, provided that the Escrow Agent shall first be indemnified to its satisfaction with respect to any of its costs or expenses which might be involved.

         13. Escrow Agent's Fees. The Principal Stockholders hereby agree to (i) pay the Escrow Agent upon execution of this Agreement reasonable compensation for the services to be rendered hereunder and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

         14. Successors. The obligations imposed and the rights conferred by this Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Buyer, the Principal Stockholders, the Designated Stockholder and the Escrow Agent.

         15. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

         16. Entire Agreement. This Escrow Agreement together with the Master Agreement (including the Schedules and Exhibits thereto) contains the entire agreement between the parties hereto other than the Escrow Agent with respect to the transactions contemplated herein. This Escrow Agreement alone contains the entire agreement of the Escrow Agent with respect to the transactions contemplated herein and the Escrow Agent's duties are set forth in this Escrow Agreement only. The Escrow Agent is not responsible for any provisions of the Master Agreement which purport or imply any duties on the Escrow Agent.

         17. Amendment. This Escrow Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by Buyer, the Designated Stockholder and the Escrow Agent.

         18. Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," "hereto," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         19. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         20. Right of Escrow Agent to Act in Good Faith. The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the other parties hereto.

         21. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect, which date shall be a date not less than 60 days after the date of the notice in writing of such resignation. In the event of such resignation, a successor Escrow Agent shall be agreed upon between Buyer and the Designated Stockholder and shall be a bank having trust powers. If Buyer and the Designated Stockholder are unable to agree upon an acceptable successor Escrow Agent, then application shall be made to the Supreme Court of the State of New York for the appointment of such successor. After the date designated for the effectiveness of resignation, the Escrow Agent shall have no duties hereunder except to hold the Escrowed Cash and investments until a successor is appointed and to deliver to such successor the Escrowed Cash and investments in an orderly and timely manner.

         22. Indemnification of Escrow Agent. Buyer and the Principal Stockholders shall jointly indemnify and hold harmless the Escrow Agent against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability with respect thereto and costs and expenses of enforcing this right of indemnification. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This right of indemnification shall survive the termination of this Escrow Agreement.

         23. Authority of Designated Stockholder. The Designated Stockholder has been authorized and empowered to act on behalf of the Principal Stockholders. Buyer and the Escrow Agent are entitled to rely upon any action by the Designated Stockholder. If the Designated Stockholder resigns or otherwise is unable to serve as Designated Stockholder, the Principal Stockholders shall select a replacement, who shall be a Principal Stockholder or a representative of a Principal Stockholder. The former Designated Stockholder shall provide written notification to Buyer and the Escrow Agent of the replacement of a Designated Stockholder and the identity of the substitute Designated Stockholder.

         24. Writs, Orders, Judgments or Decrees. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting the property, or any party thereof, then in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel (of its own choosing) is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         25. Disputes. In the event any disagreement among the parties hereto results in adverse claims or demands being made in connection with the property held by the Escrow Agent, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall maintain the property until the Escrow Agent has received (a) an enforceable final order of a court of competent jurisdiction directing delivery of such property or (b) a written agreement of all of the parties hereto (other than the Escrow Agent) directing delivery of the property. The Escrow Agent shall deliver the property in accordance with such order or agreement. The foregoing notwithstanding, the Escrow Agent may, but shall not be required to, interplead such property at the expense of Buyer with any court of competent jurisdiction.

         26. Headings. The section and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         27. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

         28. Confirmation of Instructions. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

               (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrowed Cash for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

         29. Assignments. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.


                              [BUYER]



                              By:___________________________
                               Name:
                               Title:



                              [DESIGNATED STOCKHOLDER]



                              By:____________________________
                               Name:
                               Title:




                              ________________________________,
                                 as Escrow Agent



                              By:_____________________________
                                Name:
                                Title:



                              [PRINCIPAL STOCKHOLDERS]



                              By:_____________________________
                               Name:
                               Title:

                                   SCHEDULE I



Principal Stockholder                                    Pro Rata Share

                                   SCHEDULE II



                     Telephone Number(s) for Call-Backs and
                 Person(s) Designated to Confirm Funds Transfer
                                  Instructions



If to Buyer:

    Name                                           Telephone Number




If to Designated Stockholder:

    Name                                           Telephone Number

                                     ANNEX D

                   [FORM OF REFUNDING AGREEMENT AND GUARANTY]


         Refunding Agreement and Guaranty, dated as of ____________, 1998 by and among Jill Bishop, Marjorie Goodson and Jonathan Goodson (each, a Guarantor and collectively, the Guarantors"), for the benefit of the Obligees as defined below. Capitalized terms used herein without definition shall have the meanings assigned to them in the Master Agreement (as defined below).

         WHEREAS, the Estate of Mark Goodson (the "Estate"), together with the other stockholders of Mark I Communications, Inc. (collectively, "Sellers"), have entered into a Master Agreement, dated as of May ____, 1998 (the "Master Agreement"), by and among Sellers, Richard G. Schneidman, as Designated Stockholder, and Buyer (as defined therein);

         WHEREAS, pursuant to the Master Agreement and the Purchase Agreements, the Estate will receive substantial proceeds from the sale of the Shares to Buyer, and, as beneficiaries of the Estate, the Guarantors are expected to receive substantial benefits from such sale; and

         WHEREAS, it is a condition to Buyer's obligation to consummate the transactions consummated by the Master Agreement that the Guarantors shall have executed and delivered this Refunding Agreement and Guaranty.

         NOW, THEREFORE, in order to induce Buyer to consummate the transactions consummated by the Master Agreement and the Purchase Agreements, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor hereby agrees as follows:

         1. Guaranty of Payment. Each Guarantor hereby, jointly and severally with each other Guarantor, unconditionally and irrevocably guarantees to each Buyer and its successors, endorsees, transferees and assigns (collectively, the "Obligees") the full and punctual performance and payment when due of any obligation of the Estate (as a Seller or Principal Stockholder) arising out of, under, or in connection with the Master Agreement (including Articles IX and X thereof) (collectively, the "Guaranteed Obligations") owing to such Obligee, without regard to any counterclaim, set-off, deduction or defense of any kind which any Guarantor may have or may assert, and without abatement, suspension, deferment or diminution on account of any occurrence whatsoever, provided, however, that no Guarantor shall be liable for any amount hereunder unless, within 10 days following (A) entry of a final judgment by a court or arbitral tribunal of competent jurisdiction in respect of payments owed by Sellers or the Principal Stockholders (or any of them) to Buyer or (B) the execution by the Designated Stockholder or the Estate of a document acknowledging liability to Buyer, any Principal Stockholder shall have failed to pay the full amount of such Guaranteed Obligations. Such guaranty is an absolute, unconditional, continuing guaranty of payment and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from the Estate, from any other Guarantor or from any other person, firm or corporation obligated with respect to, or any other guarantor of, the Guaranteed Obligations or upon any other condition or contingency. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Estate, any Guarantor or any guarantor with respect to the Guaranteed Obligations. The liability of any Guarantor shall not be deemed modified, released or otherwise affected by any payment or payments at any time or from time to time in respect of the Guaranteed Obligations (x) made by the Estate, any Guarantor, any other guarantor or any other person or (y) received or collected by any Obligee from the Estate, any Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application, and such Guarantor shall remain liable for the Guaranteed Obligations, until all Guaranteed Obligations indefeasibly are paid in full. Notwithstanding anything in this Refunding Agreement and Guaranty to the contrary, no Guarantor shall be liable hereunder for any amount in excess of the aggregate amount of all distributions made by the Estate to such Guarantor from and after the date hereof. For purposes of this Refunding Agreement and Guaranty, the term "final judgment" means a judgment or order of a court as entered on the docket which
(i) shall not have been revered, stayed, modified or amended and as to which the time to appeal, or to seek review or rehearing, shall have expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(ii) if appealed, shall have been affirmed (or the appeal denied or dismissed) and the time to appeal from such affirmance or to seek review or rehearing thereof shall have expired or as to which no further hearing, appeal or petition for certiorari can be taken or granted.

         2. Costs and Expenses. Each Guarantor will pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by or on behalf of each Obligee in enforcing the obligations of such Guarantor hereunder.

         3. Obligations of Guarantors Not Affected. This Refunding Agreement and Guaranty and the obligations of each Guarantor hereunder shall remain in full force and effect without regard to and shall not be affected or impaired in any respect by:

             (a) any transfer, modification or cancellation of or supplement to the Master Agreement, any Purchase Agreement, the Letter of Credit or any other agreement or document in respect of the Guaranteed Obligations (other than this Refunding Agreement and Guaranty in respect of such Guarantor) or any other guaranty agreement with respect to the Guaranteed Obligations;

             (b) the invalidity, unenforceability or unavailability of any Transaction Document;

             (c) any exercise, non-exercise, waiver, release or cancellation by any Obligee of any right, remedy, power or privilege under or in respect of the Guaranteed Obligations, or (ii) any Transaction Document;

             (d) any consent, extension or other action, or inaction under or in respect of the Guaranteed Obligations, or any Transaction Document;

             (e) any change in the corporate existence, structure or ownership of the Estate or any or all of the Guarantors, or any insolvency, bankruptcy, liquidation, reorganization, arrangement, readjustment, composition, dissolution, receivership or other similar proceeding involving or affecting the Estate, any Guarantor, or any or all assets of the Estate or any Guarantor; or

             (f) any other cause or circumstance whatsoever, including, without limitation, any other act, thing, omission or delay which would or might in any manner or to any extent vary the risk of any or all of the Guarantors or which would or might otherwise operate as a discharge of any or all of the Guarantors as a matter of law;

whether or not any or all of the Guarantors shall have notice or knowledge of any of the foregoing and whether or not the Obligees shall have reserved their rights hereunder. Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Estate and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations, and agrees that the Obligees shall have no duty to advise such Guarantor of information regarding any such condition or circumstance, or any change in such condition or circumstance.

         4. Waiver. Without limitation of anything else contained in this Refunding Agreement and Guaranty, the following are unconditionally waived by each of the Guarantors to the extent permitted by applicable law: (a) notice of any of the matters referred to in Paragraph 3 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Obligee against the Estate, any or all of the Guarantors or other guarantors, including, without limitation, presentment to, demand of payment from, and protest to the Estate, other guarantors or any or all of the Guarantors, and
 (c) any right to the enforcement, assertion, exercise or non-exercise by any Obligee of any right, power, or remedy conferred in the Transaction Documents, any document related thereto or any other agreement or document whatsoever. No failure to exercise and no delay in exercising, on the part of the any Obligee, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         5. No Subrogation; Subordination. Notwithstanding any payment or payments made by any or all of the Guarantors or any setoff or application of funds of any Guarantor by any Obligee, any right of subrogation, reimbursement, or indemnity of any kind arising in favor of any Guarantor against the Estate, any other Guarantor, or any collateral, security or guaranty or right of offset held by any Obligee for the payment of the Guaranteed Obligations shall be postponed until all amounts owing to each Obligee by the Estate for or on account of the Guaranteed Obligations are paid in full, and any such right shall be subject and subordinate to such payment in full. Any and all other present and future debts and obligations of the Estate or any Guarantor to another Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of the Guaranteed Obligations.

         6.    Notices.  [INCLUDE A NOTICE PROVISION]

         7. Miscellaneous. Neither this Refunding Agreement and Guaranty nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver, discharge or termination of any term hereunder shall be effective without the written consent of the Obligees. All of the terms of this Refunding Agreement and Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, endorsees, transferees and assigns; provided, however, that no Guarantor may assign by operation of law or otherwise any of its rights or obligations hereunder without the consent of the Obligees.

         8. Severability. The invalidity or unenforceability of any provision of this Refunding Agreement and Guaranty shall not affect the validity or enforceability of any other provision of this Refunding Agreement and Guaranty, each of which shall remain in full force and effect.

         9. Applicable Law. This Refunding Agreement and Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York.

         10. Each Guarantor hereby consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the State of New York located in New York County (other than Surrogate's Court) having subject matter jurisdiction in a dispute arising under this Refunding Agreement and Guaranty or the Master Agreement and waives any objection to the personal jurisdiction or venue as to such action brought in such courts, and the Guarantor further agrees that service of process or notice in any such action shall be effective if in writing and sent by hand or overnight courier service as provided in Section 11.9 of the Master Agreement.

         11. Applicable Law. This Refunding Agreement and Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Counterparts. This Refunding Agreement and Guaranty may be executed in one or more counterparts, all of which shall be considered one and the same agreement.


                            ______________________________
                                    Jill Bishop


                            ______________________________
                                    Marjorie Goodson


                            ______________________________
                                    Jonathan Goodson

                                     ANNEX E


                    [LETTERHEAD OF SCHULTE, ROTH & ZABEL LLP]









Journal Register Company


Ladies and Gentlemen:

         We have acted as special counsel to Marvin Goodson, Richard Schneidman and Jeremy Shamos, as executors (the "Executors") of the Estate of Mark Goodson (the "Estate"), in connection with the transaction contemplated by the Stock Purchase Agreement, dated as of May, , 1998 (the "Agreement") by and among Sellers, Mark I Communications, Inc., a _________ Corporation and Mark Goodson Enterprises, Ltd., a _____________________ Corporation, __________________________ (the "Buyer"), and the Executors. We are furnishing this opinion to you pursuant to Sections ____________ of the Agreement. All capitalized terms used and not specifically defined herein shall have the meanings ascribed to such terms in the Agreement.

         In connection with this opinion, we have reviewed executed copies of the Agreement and each of the following: ____________ (the "Related Agreements"). We have also reviewed originals, telecopies or copies of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. As to questions of fact material to this opinion, we have relied to the extent we have deemed appropriate upon, and have assumed the correctness of, the representations and warranties of the Sellers contained in the Agreement, and certificates of representatives of the Sellers, of the Executors and of public officials. We have made such investigations of law as we have deemed necessary or appropriate for purposes of this opinion and have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents. We have also assumed that all documents referred to herein which are to have been executed by any of the Buyers of their Affiliates have been duly authorized, executed and delivered by such entity and constitute the legal, valid and binding obligations of such entity.

         Based upon and subject to the foregoing, and subject to the qualifications, assumptions and exceptions herein contained, it is our opinion that:

               1. Marvin Goodson, Richard Schneidman and Jeremy Shamos are the currently acting Executors of the Estate.

               2. The Executors have all requisite power and authority to execute, deliver and perform their obligations under, and to consummate the transactions contemplated by, the

SCHULTE, ROTH & ZABEL LLP

June __, 1998
Page 6



Agreement and to bind the Estate. The execution and delivery of the Agreement by the Executors, and the consummation of the transactions provided for therein, have been duly authorized by all requisite action on the part of the Executors. The Agreement is, and each of the Related Agreements is, the legal, valid and binding obligations of the Executors, enforceable against the Estate in accordance with their terms.

               3. Neither the execution and delivery of the Agreement and the Related Agreements by the Executors, nor the consummation of the transactions contemplated thereby, (a) violates or conflicts with the Last Will and Testament of Mark Goodson or any other agreements or obligations currently in effect or reasonably anticipated; or (b) except as set forth on Schedule __ to the Agreement, requires the Executors to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Person, court, public body or authority.

               Our opinion above as the enforceability of the agreements referred to in paragraph 1, above, is subject to the qualification that we express no opinion as to whether any court other than a court of the State of New York or federal court sitting in the State of New York and applying New York law would give effect (A) to the choice of New York law to govern any such document, or (B) to any provision as to forum selection or as to the submission to jurisdiction.

               We are attorneys admitted to practice in the State of New York, and the opinions expressed herein and any references to statutes, rules or regulations are limited to the law of the State of New York and the federal laws of the United States of America. We do not express any opinion herein with respect to any other law.

               This opinion is being furnished only to the addresses and are solely for their benefit in connection with the above transaction and may not be relief upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. This opinion may not be relief upon unless and until the Final Closing occurs in accordance with the terms and conditions of the Agreement. We have no obligation to modify, amend or update this opinion set forth herein for any reason.

                                     Very truly yours,

                   [Letterhead of Gibson, Dunn & Crutcher LLP]



Journal Register Company
State Street Square
50 West State Street
Trenton, New Jersey  08608-1298

Ladies and Gentlemen:

         We are acting as special counsel to Marvin Goodson, Jeremy Shamos and Royal E. Blakeman, the Co-Trustees of certain trusts established by Fannie Goodson and Mark Goodson (the "Co-Trustees" and "Trust Agreements") in connection with the transaction contemplated by the Master Agreement, dated as of May __, 1998, (the "Agreement") by and among the Sellers (as defined therein), Richard Schneidman, as Designated Stockholder and Journal Register Company (the "Buyer"). We are furnishing this opinion to our pursuant to Sections ____ of the Agreement. All capitalized terms used and not specifically defined herein shall have the meanings ascribed to such terms in the Agreement.

         In connection with this opinion, we have reviewed executed copies of the Agreement and the Stock Purchase Agreement and Receipt, Release, Indemnification and Refunding Agreement (the "Related Agreements"). We have also reviewed originals, telecopies or copies of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. As to questions of fact material to this opinion, we have relied to the extent we have deemed appropriate upon, and have assumed the correctness of, the representations and warranties of the Sellers contained in the Agreement, and certificates of representatives of the Sellers, of the Co-Trustees and of public officials. We have made such investigations of law as we have deemed necessary or appropriate for purposes of this opinion and have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents. We have also assumed that all documents referred to herein which are to have been executed by any of the Buyers or their Affiliates have been duly authorized, executed and delivered by such entity and constitute the legal, valid and binding obligations of such entity.

         Based upon and subject to the foregoing, and subject to the qualifications, assumptions and exceptions herein contained, it is our opinion that:

               1. Marvin Goodson, Jeremy Shamos and Royal E. Blakeman are the
              currently acting co-Trustees of the Trust Agreements.

               2. The Co-Trustees have all requisite power and authority to execute, deliver and perform their obligations under, and to consummate the transactions contemplated by, the Agreement and to bind the Trusts. The execution

GIBSON, DUNN & CRUTCHER LLP

June __, 1998
Page 2



              and delivery of the Agreement, and any Stock Purchase Agreement to which the Co-Trustees are parties, by the Co-Trustees, and the consummation of the transactions provided for therein, have been duly authorized by all requisite action on the part of the Co-Trustees. The Agreement is, and each of the Related Agreements is, the legal, valid and binding obligation of the Co-Trustees, enforceable against the Trusts of which the Co-Trustees are acting in accordance with their terms.

               3. Neither the execution and delivery of the Agreement and the
              Related Agreements by the Co-Trustees, nor the consummation of the transaction contemplated thereby (a) violates or conflicts with the Trust Agreements or any other agreements or obligations currently in effect or reasonably anticipated; or (b) except as set forth in Schedule __ to the Agreement requires the Co-Trustees to obtain any authorization, consent, approval or waiver form, or to make any filing with, any person, court, public body or authority.

         Our opinion above as to the enforceability of the agreements referred to in paragraph 1 above, is subject to the qualification that we express no opinion as to whether any court other than a court of the State of California, or federal court sitting in the State of California and applying California law would give effect (A) to the choice of California law to govern any such document, or (B) to any provision as to forum selection or as to the submission to jurisdiction.

         We are attorneys admitted to practice in the State of California, and the opinions expressed herein and any reference to statutes, rules or regulations are limited to the law of the State of California and the federal law of the United States of America. We do not express any opinion herein with respect to any other law.

         The opinions rendered herein are further subject to the following limitations, qualifications and exceptions:

               1. The effect of applicable bankruptcy, reorganization,
              insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors or secured parties (including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers).

               2. Limitations which may arise under general principles of equity including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at laws or in equity).

GIBSON, DUNN & CRUTCHER LLP

June __, 1998
Page 3


              3. Limitations upon the availability of specific equitable remedies such as injunctive relief and the remedy of specific performance which may arise under general principles of equity.

         This opinion is being furnished only to the addresses and is solely for their benefit in connection with the above transaction and may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. This opinion may not be relied upon unless and until the Final Closing occurs in accordance with the terms and conditions of the Agreement. We have no obligation to modify, amend or update this opinion set forth herein for any reason.

                                Very truly yours,


                                GIBSON, DUNN & CRUTCHER LLP

                                     ANNEX F

                     [FORM OF IRREVOCABLE POWER OF ATTORNEY]



     KNOW ALL MEN BY THESE PRESENTS, that [Name of Seller] hereby constitutes and appoints, as of the date hereof, Richard G. Schneidman to be the Designated Stockholder (the "Designated Stockholder"), and Marvin Goodson to be the successor Designated Stockholder in the event Richard G. Schneidman is unable or unwilling to serve as the Designated Stockholder (in which event Marvin Goodson shall be deemed the Designated Stockholder), pursuant (i) the Master Agreement (the "Master Agreement"), by and among the Estate of Mark Goodson, the FF&E Trust, the Granny Fannie Trusts, Parent Enterprises, Inc., David Carr, Roy Cockburn, Thomas Geyer, Jill Bishop, Jonathan Goodson, the Marjorie Goodson Cutt 1995 Revocable Trust and the Journal Register Company and certain of its affiliated subsidiaries, and (ii) the Purchase Agreements (as such term is defined in the Master Agreement) and hereby appoint the Designated Stockholder its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to take any action required pursuant to the Master Agreement (including, but not limited to, Section 11.10 of the Master Agreement) and the Purchase Agreements and to sign any and all documents pertaining to such agreements, including any certificates required to be executed in connection therewith and any amendments thereto, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, thereby ratifying and confirming all that such attorney-in-fact and agent or his respective substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable.